Exhibit 10.1

AGREEMENT OF LEASE

between

OAC 111 FLATIRON, LLC

OAC ADELPHI, LLC

Landlord

and

MICS NOMAD LLC

Tenant

Dated as of August 1, 2023

LEASE (this “Lease”) made as of the 1st day of August, 2023 between OAC 111 Flatiron, LLC and OAC Adelphi, LLC having an office at 894 Avenue of the Americas, Suite 600, New York, New York 10001, hereinafter collectively referred to as “Landlord”, and MICS Nomad LLC d/b/a Mics NY], a Delaware limited liability company having an office at 6301 NW 5th Way, Suite 2900, Fort Lauderdale, FL 33309, hereinafter referred to as “Tenant”.

W I T N E S S E T H

Landlord and Tenant, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby covenant and agree as follows:

ARTICLE 1

PREMISES AND PURPOSE

1.01 Landlord hereby leases and demises to Tenant, and Tenant hereby hires and takes from Landlord, those certain premises located on and comprising of Ground Floor Retail Space and Portion of the Basement underneath the Ground Floor Retail Space, as shown hatched on the floor plan annexed hereto as Exhibit “A” (the “Premises”) in the building located at 111 West 24th Street, New York, New York (the “Building”) subject to the provisions of this Lease.

1.02 The Premises shall be used and occupied as a Full Service Restaurant and Bar (including both sit-down and take-out service) offering a Karaoke experience, with multiple individual rooms which may be rented for parties, or full Premises rental for parties, and/or social events ancillary to said use (including, without limit, live bands and dance parties), and for no other purpose (the “Permitted Use”). The portion of the Premises consisting of the Portion of the Basement Space shall be exclusive to Tenant, and may not be used by any other tenants in the Building. Tenant’s use of the Premises shall be permitted during the hours of 6:00 p.m. to 2:00 a.m. Sunday through Saturday and such other hours as agreed to by the parties in writing, in advance.

1.03 Neither the halls, corridors, stairways or any other portion of the Building shall be used by the Tenant or the Tenant’s servants, employees, licensees, invitees or visitors in connection with the aforesaid permitted use or otherwise or so as to knowingly cause any congestion of the public portions of the Building or the entranceways or roadways adjoining the Building whether by trucking or by the congregating or loitering thereon of the Tenant and/or the servants, employees, licensees, invitees or visitors of the Tenant. The Tenant is not entitled to the use of the Building elevator for any purpose, other than to gain access to the Basement, as applicable. The Rules and Regulations for the Building are attached hereto and made a part hereof as if specifically set forth at length herein.

1.04 Subject to Tenant’s compliance with applicable Laws (as defined below) and Landlord’s prior written approval, which approval shall not be unreasonably withheld, delayed or conditioned, Tenant shall be permitted to place non-permanent tables and chairs, for Tenant’s sole and exclusive use on the sidewalk immediately adjacent to the Premises for use by Tenant’s patrons. Tenant shall present a rendering of the proposed placement of tables and chairs on the sidewalk for Landlord’s consideration and approval. It is agreed and understood that Tenant shall not be required to pay any additional Rent for its use of the sidewalk.

ARTICLE 2

TERM

2.01 The Premises are leased for a term of fifteen (15) years (the “Term”) which shall commence on August 1, 2023 to Tenant (the “Commencement Date”) and shall end on July 31, 2033 (the “Expiration Date”) or on such earlier date upon which the Term shall expire, be canceled or terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law.

ARTICLE 3

RENT AND ADDITIONAL RENT

3.01 Tenant shall pay fixed annual rent without electricity (the “Fixed Annual Rent” or “Base Rent”) at the rates provided for in the schedule annexed hereto and made a part hereof as “Exhibit B” in equal monthly installments in advance on the first (1st) day of each calendar month during the Term, except that the eleventh (11th) monthly installment of Fixed Annual Rent (in the amount of $30,000.00), shall be paid by Tenant upon its execution of this Lease. All sums other than Fixed Annual Rent payable hereunder shall be deemed to be “Additional Rent” and shall be payable on demand, unless other payment dates are hereinafter provided. Tenant shall pay all Fixed Annual Rent and Additional Rent due hereunder at the office of Landlord or such other place as Landlord may designate, payable in United States legal tender, by cash, or by good and sufficient check drawn on a New York City bank which is a member of the New York Clearing House or a successor thereto, and without any set off or deduction whatsoever. The term “Rent” as used in this Lease shall mean Base Rent, Fixed Annual Rent and Additional Rent. Landlord may apply payments made by Tenant towards the payment of any item of Fixed Annual Rent and/or Additional Rent payable hereunder notwithstanding any designation by Tenant as to the items against which any such payment should be credited.

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3.02 Subject to the provisions hereof, if and so long as Tenant is not in default under this Lease, beyond any applicable notice, cure or default period, the first ten (10) full monthly installments of Fixed Annual Rent accruing under the Lease shall be abated by the sum of $300,000.00 for the months of August, September, October, November, December 2023 and January, February, March, April and May 2023 (the “Abatement” or “Rent Abatement Period”). The Fixed Annual Rent payment due upon execution of this Lease under Par. 3.01 shall be applied towards the June 2023 Fixed Annual Rent. Anything contained hereinabove to the contrary notwithstanding, if Tenant at any time during the term of the Lease, breaches any material covenant, condition or provision of the Lease and fails to cure such breach within any applicable notice, cure or grace period, and provided that the Lease is terminated by Landlord because of such material default, then, in addition to all other damages and remedies herein provided and to which Landlord may be otherwise entitled, Landlord shall also be entitled to the repayment in full of all Rent which has theretofore been abated under the provisions of this Lease, which repayment Tenant shall make upon demand therefor.

3.03 In the event that Tenant vacates prior to the Lease’s expiration date as a result of a default hereunder beyond any applicable notice, grace or cure period, Tenant shall pay the unamortized portion of the Abatement that was conditionally waived and shall forfeit the Security referenced in Section 31 of this Lease.

ARTICLE 4

ASSIGNMENT/SUBLETTING

4.01 If Tenant desires to assign this Lease or sublet the Premises in part or in its entirety, Tenant shall submit to Landlord a written request for Landlord’s consent to such assignment or subletting, which request shall contain or be accompanied by the following information: (i) the name and address of the proposed assignee or subtenant; (ii) the terms and conditions of the proposed assignment or subletting; (iii) the nature and character of the business of the proposed assignee or subtenant and of its proposed use of the Premises; (iv) current financial information for the proposed assignee or subtenant; (v) a description of the proposed assigned or sublet space and (vi) any other information as Landlord may reasonably request with respect to the proposed assignee or subtenant.

4.02 Landlord shall not unreasonably withhold, condition or delay its consent to the proposed assignment or subletting referred to in Paragraph 4.01 above, provided the proposed assignment or subletting is in writing and that the following further conditions shall be fulfilled:

(i) there shall be no default by Tenant under this Lease beyond the notice, grace or cure period, if any, when (a) Landlord’s consent is requested and (b) upon commencement of the term of any such proposed assignment or sublease;

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(ii) there shall be no advertisement or public communication of any kind whatever relating to the proposed assignment or subletting which mentions or refers to a rental rate or to any other matter which directly or indirectly might adversely reflect on the dignity or prestige of the Building, provided, however, the Premises may in all events be listed with a broker for subletting;

(iii) in the case of subletting, the subletting shall be expressly subject to all of the provisions of this Lease and the obligations of Tenant hereunder and, without limiting the generality of the foregoing, the sublease shall impose at least the same restrictions and conditions as imposed herein and shall specifically provide that there shall be no further subletting of the sublet premises;

(iv) any such assignment or subletting will result in there being no more than two (2) occupants of the Premises;

(v) the proposed assignee or subtenant shall not be a person then currently negotiating with Landlord for the rental of any space in the Building;

(vi) Landlord shall be furnished with a duplicate original of the sublease or assignment, within ten (10) days after the date of its execution. Pdf version of the sublease or assignment shall be deemed an original of the same;

(vii) the proposed assignee or subtenant, as the case may be, has sufficient net worth and is credit worthy, as determined in Landlord’s reasonable discretion and judgment, and Landlord has been furnished with proof thereof;

(viii) the proposed assignee or subtenant is engaged in a business, and shall use the Premises in a manner which is in keeping with the standards of the Building;

(ix) the Tenant shall reimburse Landlord within ten (10) days of receipt of written demand for any reasonable costs, including attorneys’ fees and disbursements, actually incurred by Landlord in connection with said assignment or sublease; and

(x) the written instrument evidencing the proposed assignment or subletting contains affirmative language whereby the assignee or subtenant acknowledges and agrees that its interests shall be subject and subordinate to any mortgage on the Building.

4.03 Notwithstanding anything to the contrary, no assignment or sublet of this Lease shall be binding upon Landlord, unless Landlord shall receive at least ten (10) days prior to the effective date of such assignment or sublet (as the case may be): (i) a duplicate original instrument of assignment and assumption of lease or sublease in form and substance satisfactory to Landlord and duly executed by all parties thereto; (ii) an agreement, in form and substance reasonably satisfactory to Landlord, duly executed by assignee, whereby assignee shall unconditionally assume observance and performance of all of the terms and conditions of this Lease on Tenant’s part to be observed or performed; and (iii) a guaranty of Lease by an officer/member of assignee in form and substance reasonably satisfactory to Landlord, substantially similar to the form of guaranty executed by the guarantor of this Lease.

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4.04 If this lease be assigned, whether or not in violation of the terms of this lease, Landlord may collect rent from the assignee. If the Premises or any part thereof be sublet or be used or occupied by anybody other than Tenant, whether or not in violation of this lease, Landlord may, after default by Tenant and expiration of Tenant’s time to cure such default, if any, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Lease or this Article, or the acceptance of the assignee, subtenant or occupant as a tenant, or a release of Tenant from the further performance by Tenant of Tenant’s obligations under this lease. The consent by Landlord to an assignment or subletting pursuant to any provision of this Lease shall not in any way be considered to relieve Tenant from obtaining the express prior consent of Landlord to any other or further assignment or subletting. The listing of any name other than that of Tenant on any door of the demised premises or on any directory or otherwise, shall not operate to vest in the person so named any right or interest in this Lease or the Premises. Tenant agrees to pay Landlord’s reasonable attorneys’ fees and disbursements in connection with any proposed assignment of this Lease or any proposed subletting of the demised premises or any part thereof. Neither any assignment of this Lease, nor any subletting, occupancy or use of the demised premises or any part thereof by any person other than Tenant, nor any collection of rent by Landlord from any person other than Tenant, nor any application of any such rent as provided in this Article shall, under any circumstances, relieve, impair, release or discharge Tenant of its obligations fully to perform the terms of this lease on Tenant’s part to be performed.

4.05 Subject to the terms of paragraph 4.08 herein generally, the transfer of a majority of the issued and outstanding capital stock of any corporate Tenant, subtenant or permitted assignee of this Lease, the transfer of a majority of the interest in any limited liability company Tenant, subtenant or permitted assignee, or the transfer of a majority of the interest in any partnership Tenant, subtenant or permitted assignee, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease or such sublease.

4.06 If required by applicable law, Tenant shall complete, swear to and file any questionnaires, tax returns, affidavits or other documentation which may be required to be filed (a) with the New York State Department of Taxation and Finance in connection with Article 31-B of the Tax Law of the State of New York, (b) with the Commissioner of Finance of the City of New York in connection with the New York City Real Property Transfer Tax and (c) with the appropriate governmental agency in connection with any other tax which may now or hereafter be in effect. Tenant further agrees to pay any amounts which may be assessed in connection with any of such taxes and to indemnify Landlord against and to hold Landlord harmless from any claims for payment of such taxes. The provisions of this Article shall survive the expiration or sooner termination of this lease.

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4.07 Notwithstanding anything to the contrary, any act or omission of Tenant’s assignee’s, subtenants, licensees, invitees, agents, servants, employees, contractors or sub-contractors which violates any provision or condition set forth in this Lease with which Tenant is required to comply, shall be deemed a violation of such provision or condition (as the case may be) by both Tenant and such assignees, subtenants, licensees, invitees, agents, servants, employees, contractors and sub-contractors.

4.08. Notwithstanding anything to the contrary set forth herein, and without Landlord’s consent, Tenant may assign this Lease and/or sublet the Premises or any portion thereof, to any corporation or other business entity which controls, are controlled by, or are under common control with Tenant (collectively, “Related Corporation”) and/or to a successor corporation, as hereinafter, defined, to be used in compliance with Tenant’s Permitted Use, provided that (i) Tenant shall not then be in default beyond any applicable notice, grace or cure period, (ii) prior to such assignment or subletting, Tenant furnishes Landlord with the name of any such Related Corporation or successor corporation, together with the written certification of Tenant that such entity is a Related Corporation or successor corporation of Tenant, (iii) as of the date of such assignment or sublease, the Related Corporation or successor corporation has the reasonable financial ability to perform all obligations with respect to the Lease, (iv) the Related Corporation or successor corporation continues to operate Tenant’s business in accordance with the Permitted Use hereunder, and (v) the Related Corporation or successor corporation executes an instrument of assignment or sublease in form and substance reasonably satisfactory to Landlord, duly executed by Tenant and the Related Corporation or successor corporation, whereby the Related Corporation or successor corporation shall unconditionally assume observance and performance of all of the terms and conditions of this Lease on Tenant’s part to be observed or performed. For the purposes hereof, “control” shall be deemed to mean ownership of not less than fifty-one percent (51%) of all of the voting stock of such corporation or not less than fifty-one percent (51%) of all of the legal and equitable interest in any other business entities.

As used herein, “successor corporation” shall mean (i) a corporation or other business entity into which or with which Tenant its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions for the merger or consolidation of corporations, provided that by operation of law or by effective provisions contained in the instruments of merger or consolidation, the liabilities of the corporations participating in such merger or consolidation are assumed by the corporation surviving such merger or consolidation, or (ii) a corporation or other business entity acquiring this Lease and the term hereof and the estate hereby granted, the goodwill and all or substantially all of the other property and assets (other than capital stock of such acquiring corporation) of Tenant its corporate successors or assigns, and assuming all or substantially all of the liabilities of Tenant, its corporate successors and assigns, or (iii) any corporate successor to a successor corporation becoming such by either of the methods described in subdivisions (i) and (ii) above; provided that (x) such merger or consolidation, or such acquisition and assumption, as the case may be, is for a good business purpose and not principally for the purpose of Tenant avoiding its obligations hereunder.

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4.09 In no event shall Tenant be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed its consent or approval to a proposed assignment or subletting as provided for in this Article. Tenant’s sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment.

4.10 Except for any assignment made under paragraph 4.08, in the event that Tenant subleases and/or assigns the Premises in part or in its entirety and Tenant realizes any profit as a result of said sublease or assignment, such profit will be evenly divided (50%-50%) between Tenant and Landlord, after first deducting the brokerage commissions and disbursements actually incurred by Tenant for such assignment or subletting.

ARTICLE 5

DEFAULT

5.01 Landlord may terminate this Lease on seven (7) days’ notice: (a) if Fixed Annual Rent or Additional Rent is not paid within three (3) days after written notice from Landlord; or (b) if Tenant shall have failed to cure a default in the performance of any covenant of this Lease (except the payment of Rent), or any rule or regulation hereinafter set forth, within ten (10) days after written notice thereof from Landlord, or if default cannot be completely cured in such time, if Tenant shall not promptly proceed to cure such default within said ten (10) days, or shall not complete the curing of such default with due diligence; or (c) when and to the extent permitted by law, if a petition in bankruptcy shall be filed by or against Tenant or if Tenant shall make a general assignment for the benefit of creditors, or receive the benefit of any insolvency or reorganization act; or (d) if a receiver or trustee is appointed for any portion of Tenant’s property and such appointment is not vacated within twenty (20) days; or (e) if an execution or attachment shall be issued under which the Premises shall be taken or occupied or attempted to be taken or occupied by anyone other than Tenant; or (f) if the Premises become and remain deserted for a period of ten (10) days, other than due to an event of casualty or termination or as otherwise may be contemplated hereunder; or (g) intentionally omitted. At the expiration of the seven (7) days’ notice period, this Lease and any rights of renewal or extension thereof shall terminate as completely as if that were the date originally fixed for the expiration of the Term of this Lease, but Tenant shall remain liable as hereinafter provided.

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5.02 In the event that Tenant is in arrears for Fixed Annual Rent or any item of Additional Rent, Tenant waives its right, if any, to designate the items against which payments made by Tenant are to be credited and Landlord may apply any payments made by Tenant to any items which Landlord in its sole discretion may elect irrespective of any designation by Tenant as to the items against which any such payment should be credited.

5.03 Tenant shall not seek to remove and/or consolidate any summary proceeding brought by Landlord with any action commenced by Tenant in connection with this Lease or Tenant’s use and/or occupancy of the Premises.

5.04 In the event of a default by Landlord hereunder, no property or assets of Landlord, or any principals, shareholders, officers, directors, partners or members of Landlord, whether disclosed or undisclosed, other than the Building in which the Premises are located and the land upon which the Building is situated, and the proceeds of either thereof, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant’s use and occupancy of the Premises.

5.05 If this Lease is terminated because of Tenant’s default hereunder, then, in addition to Landlord’s rights of re-entry, restoration, preparation for and rerental, and anything elsewhere in this Lease to the contrary notwithstanding, all Rent and Additional Rent reserved in this Lease from the date of such breach to the expiration date of this Lease shall become immediately due and payable to Landlord and Landlord shall retain its right to judgment on and collection of Tenant’s aforesaid obligation to make a single payment to Landlord of a sum equal to the total of all Rent and Additional Rent reserved for the remainder of the original Term of this Lease discounted at a rate equal to 4%, subject to future credit or repayment to Tenant in the event of any rerenting of the Premises by Landlord, after first deducting from rerental income all expenses actually incurred by Landlord in reducing to judgment or otherwise collecting Tenant’s aforesaid obligation, and in obtaining possession of, restoring, preparing for and re-letting the Premises. In no event shall Tenant be entitled to a credit or repayment for rerental income which exceeds the sums payable by Tenant hereunder or which covers a period after the original Term of this Lease.

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5.06 Notwithstanding anything herein to the contrary contained herein or otherwise, Tenant expressly agrees and acknowledges that in the event any bankruptcy petition shall be filed by or against Tenant or if Tenant shall make a general assignment for the benefit of creditors, or receive the benefit of any insolvency or reorganization act is commenced, Landlord, at its sole option, may re-enter and repossess the Premises using self-help, including without limitation by locking Tenant out of the Premises, using peaceful self-help to reenter and regain possession of the Premises, interrupting any or all utilities (including without limitation electricity) to the Premises, and posting private security personnel at the entrance of the Premises to prevent access thereto by Tenant and its employees, agents and invitees, and that no prior or subsequent court order or court proceedings shall be necessary in connection with Landlord’s use of self-help to regain possession. The foregoing self-help remedy is in addition to, and not in lieu of, and shall not prejudice the other remedies provided elsewhere in this Lease at law and/or in equity, included, without limitation to the right to seek consequential or liquidated damages when Landlord has a replacement Tenant waiting to lease the Premises.

5.07 Notwithstanding anything herein to the contrary, in the event that Tenant defaults (i) in the payment of Fixed Annual Rent and Additional Rent when due and such default shall have occurred (a) for two (2) consecutive months or (b) three (3) times in any twelve (12) month period, or (ii) in the performance of any other term, covenant or obligation under this Lease more than two (2) times in any six (6) month period, then, notwithstanding that such defaults are cured within the applicable notice and grace periods provided under this Lease, any subsequent default shall be considered deliberate and Landlord may thereafter serve tenant with a ten (10) day notice to cure or notice of default, and if Tenant fails to cure its default(s) or fails to diligently begins to cure its default(s), Landlord may thereafter issue a seven (7) day notice of cancellation or termination of this Lease.

ARTICLE 6

RELETTING, ETC.

6.01 If Landlord shall re-enter the Premises on the default of Tenant, by summary proceedings or otherwise: (a) Landlord may re-let the Premises or any part thereof, as Tenant’s agent, in the name of Landlord, or otherwise, for a term shorter or longer than the balance of the term of this Lease, and may grant concessions or free rent; (b) Tenant shall pay Landlord any deficiency between the rent hereby reserved and the net amount of any rents collected by Landlord for the remaining term of this Lease, through such re-letting. Such deficiency shall become due and payable monthly, as it is determined. Landlord shall have no obligation to re-let the Premises, and its failure or refusal to do so, or failure to collect rent on re-letting, shall not affect Tenant’s liability hereunder. In computing the net amount of rents collected through such re-letting, Landlord may deduct all expenses actually incurred in obtaining possession or re-letting the Premises, including legal expenses and fees, brokerage fees, the cost of restoring the Premises to good order, and the cost of all alterations and decorations deemed necessary by Landlord to effect re-letting. In no event shall Tenant be entitled to a credit or repayment for rerental income which exceeds the sums payable by Tenant hereunder or which covers a period after the original term of this Lease; (c) Tenant hereby expressly waives any right of redemption granted by any present or future law. “Re-enter” and “re-entry” as used in this Lease are not restricted to their technical legal meaning. In the event of a breach or threatened breach of any of the covenants or provisions hereof, Landlord shall have the right of injunctive relief. Mention herein of any particular remedy shall not preclude Landlord from any other available remedy; (d) Landlord shall recover as liquidated damages, in addition to accrued rent and other charges, if Landlord’s re-entry is the result of Tenant’s bankruptcy, insolvency, or reorganization, the full rental for the maximum period allowed by any act relating to bankruptcy, insolvency or reorganization.

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6.02 If Landlord re-enters the Premises for any cause, or if Tenant abandons the Premises, or after the expiration of the term of this Lease, any property left in the Premises by Tenant shall be deemed to have been abandoned by Tenant, and, subject to the rights of any equipment financing lessors of which Landlord has knowledge of, Landlord shall have the right to retain or dispose of such property in any manner without any obligation to account therefor to Tenant, it being agreed and understood that Tenant shall arrange for any lien-holder(s) to remove such property from the Premises within thirty (30) days after Landlord’s recapture of the Premises. In the event that any such lien-holder fails and/or refuses to remove said secured property from the Premises within said 30-day period, then said property shall be deemed to have been abandoned by said lien-holder and Landlord shall be entitled to dispose or remove said property as Landlord deems, without being held liable for any damages due to Tenant or the lien-holder(s). If Tenant shall at any time default hereunder beyond any applicable cure, grace or notice period, and if Landlord shall institute an action or summary proceeding against Tenant based upon such default, then Tenant will reimburse Landlord for the legal expenses and fees thereby actually incurred by Landlord.

6.03. Notwithstanding anything to the contrary contained herein, in no event shall either party be liable to the other for consequential, exemplary, special, or punitive damages, except for Landlord’s right as provided under this Lease.

ARTICLE 7

LANDLORD MAY CURE DEFAULTS

7.01 If Tenant shall default in performing any covenant or condition of this Lease, which default continues beyond any applicable notice, cure or grace period, Landlord may perform the same for the account of Tenant, and if Landlord, in connection therewith, or in connection with any continuing default by Tenant, makes any reasonable expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorney’s fees, such sums so paid or obligations incurred shall be deemed to be Additional Rent hereunder, and shall be paid by Tenant to Landlord within ten (10) days of rendition of any bill or statement therefor, and if Tenant’s lease term shall have expired at the time of the making of such expenditures or incurring of such obligations, such sums shall be recoverable by Landlord as damages.

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ARTICLE 8

ALTERATIONS

8.01 Tenant shall make no decoration, alteration, addition or improvement in the Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned, and then only by contractors or mechanics and in such manner and time, and with such materials, as approved by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned. All alterations, additions or improvements to the Premises, except movable office furniture and trade equipment installed at the expense of Tenant (including, without limit, kitchen equipment, such as ovens, and/or refrigeration, and/or freezers (collectively, the “Kitchen Equipment”), and audio equipment, including without limit, speakers, subwoofers, loudspeakers, televisions, and/or other audio-visual screens and/or equipment (the “Audio Equipment”), which Tenant may elect to remove as of Lease end, in its sole discretion in which event Tenant shall repair any damage to the Premises caused by such removal), shall, unless Landlord elects otherwise in writing, become the property of Landlord, and shall be surrendered with the Premises, at the expiration or sooner termination of the term of this Lease. Any such alterations, additions and improvements which Landlord shall designate shall be removed by Tenant and any damage repaired, at Tenant’s expense, prior to the expiration of this Lease.

8.02 Tenant shall arrange to provide to Landlord all plans and specifications for Tenant’s Initial Alterations (as defined below) that Tenant wishes to perform at the Premises. Notwithstanding anything herein to the contrary, after execution of this Lease, Tenant shall provide all plans to Landlord for Landlord’s review and prior written consent for all Alterations (exceeding $75,000.00 in cost to perform) for Landlord’s prior written consent, which consent shall not be unreasonably withheld delayed or conditioned, to the extent plans are necessary to be filed in connection with the performance of said work. Landlord shall have ten (10) business days to approve of same, a failure of which to disapprove in writing shall be deemed an approval.

8.03 Anything hereinabove to the contrary notwithstanding, Landlord will not unreasonably withhold, condition or delay approval of written requests of Tenant to make nonstructural interior alterations, decorations, additions and improvements (herein referred to as “Alterations”) in the Premises, provided that such Alterations do not affect utility services or plumbing and electrical lines or other systems of the Building and do not affect and are not visible from any portion of the Building outside of the Premises. All Alterations shall be performed in accordance with the following conditions:

(i) Prior to the commencement of any Alterations costing more than $75,000.00, or to the extent same are required by applicable law, Tenant shall first submit to Landlord for its approval detailed dimensioned coordinated plans and specifications, including layout, architectural, mechanical, electrical, plumbing and structural drawings for each proposed Alteration. Landlord shall have ten (10) business days to approve of same, a failure of which to disapprove in writing shall be deemed an approval.

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(ii) All Alterations in and to the Premises shall be performed in a good and workmanlike manner and in accordance with the Building’s rules and regulations governing Tenant Alterations. Prior to the commencement of any such Alterations, Tenant shall, at its sole cost and expense, obtain and exhibit to Landlord any governmental permit required in connection with such Alterations.

(iii) All Alterations shall be done in compliance with all other applicable provisions of this Lease and with all applicable laws, ordinances, directions, rules and regulations of governmental authorities having jurisdiction, including, without limitation, the Americans with Disabilities Act of 1990 and New York City Local Law No. 5 and similar present or future laws, and regulations issued pursuant thereto, and also New York City Local Law Nos. 57, 76 and 87 and similar present or future laws, and regulations issued pursuant thereto, on abatement, storage, transportation and disposal of asbestos and other hazardous materials, which work, if required, shall be effected at Tenant’s sole cost and expense, by contractors and consultants approved by Landlord and in strict compliance with the aforesaid rules and regulations and with Landlord’s rules and regulations thereon.

(iv) Tenant shall keep the Building and the Premises free and clear of all liens for any work or material claimed to have been furnished to Tenant or to the Premises.

(v) Prior to the commencement of any work by or for Tenant, Tenant shall furnish to Landlord certificates evidencing the existence of the following insurance:

(a) Workmen’s compensation insurance covering all persons employed for such work and with respect to whom death or bodily injury claims could be asserted against Landlord, Tenant or the Premises.

(b) Broad form general liability insurance written on an occurrence basis naming Tenant as an insured and naming Landlord and its designees as additional insureds, with limits of not less than $3,000,000 combined single limit for personal injury in any one occurrence, and with limits of not less than $1,000,000 for property damage (the foregoing limits may be revised from time to time by Landlord to such higher limits as Landlord from time to time reasonably requires). Tenant, at its sole cost and expense, shall cause all such insurance to be maintained at all time when the work to be performed for or by Tenant is in progress. All such insurance shall be obtained from a company authorized to do business in New York and shall provide that it cannot be canceled without thirty (30) days prior written notice to Landlord. All polices, or certificates therefor, issued by the insurer and bearing notations evidencing the payment of premiums, shall be delivered to Landlord. Blanket coverage shall be acceptable, provided that coverage meeting the requirements of this paragraph is assigned to Tenant’s location at the Premises. In addition, Tenant shall ensure that its architect(s) shall maintain professional liability insurance coverage for the plans that Landlord is requested to review under this Article.

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(i) In granting its consent to any Alterations, Landlord may impose such conditions as to guarantee of completion (including, without limitation, requiring Tenant to post additional security or a bond to insure the completion of such Alterations, payment, restoration or otherwise), as Landlord may reasonably require.

(ii) All work to be performed by Tenant shall be done in a manner which will not unreasonably interfere with or disturb other tenants and occupants of the Building.

(iii) The review and/or approval by Landlord, its agents, consultants and/or contractors, of any Alteration or of plans and specifications therefor and the coordination of such Alteration work with the Building, as described in part above, are solely for the benefit of Landlord, and neither Landlord nor any of its agents, consultants or contractors shall have any duty toward Tenant; nor shall Landlord or any of its agents, consultants and/or contractors be deemed to have made any representation or warranty to Tenant, or have any liability, with respect to the safety, adequacy, correctness, efficiency or compliance with laws of any plans and specifications, Alterations or any other matter relating thereto.

(iv) Promptly following the substantial completion of any Alterations, Tenant shall submit to Landlord (i) an electronic version (using a current version of Autocad or such other similar software as is then commonly in use) of final, “as-built” plans for the Premises showing all such Alterations and demonstrating that such Alterations were performed substantially in accordance with plans and specifications first approved by Landlord and (ii) Tenant’s certification of completion, payment and acceptance, and all governmental approvals and confirmations of completion for such Alterations.

8.04. Notwithstanding the terms of paragraph 8.03, in all events, Tenant may, without first obtaining the consent of Landlord, undertake Alterations to the Premises which are strictly aesthetic in nature, including, without limit, painting, or carpeting, and/or the hanging of pictures, and/or Alterations which do not cost more than $100,000.00.

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8.05. Tenant shall undertake, at its sole cost and expense, certain initial Alterations in preparation of the Premises for the Permitted Use (the “Initial Alterations”) as further provided on Exhibit D attached hereto, which Initial Alterations have been approved by Landlord. Landlord hereby consents to the installation, in its sole discretion, but in accordance with all applicable Laws, of a staircase(s) connecting the Ground Floor Retail Space to the Basement space, and/or the installation of a kitchen and/or entertainment party rooms in the Basement space. The Initial Alterations shall be subject to the terms and conditions of this Article 8 with respect to Alterations generally.

ARTICLE 9

LIENS

9.01 Notwithstanding the foregoing, Tenant at its expense shall cause any lien filed against the Premises or the Building, for work or materials claimed to have been furnished to Tenant, to be discharged of record (by payment or bond) within thirty (30) days after notice thereof.

ARTICLE 10

REPAIRS

10.01 (a) In compliance with the other provisions of this Lease, and subject to the terms of Section 10.02 herein, Tenant shall throughout the Term, at its sole cost and expense, take good care of the Premises and shall make all repairs and replacements to the interior and exterior of the Premises, as and when Landlord reasonably deems necessary and/or in order to preserve the Premises in good working order and condition and such obligation includes, but is not limited to, maintaining and repairing (a) the fire protection sprinkler system, plumbing, air-conditioning, electrical and heating systems and equipment in and/or exclusively servicing the Premises (collectively, the “Systems”)(which obligation shall be satisfied by keeping in force a standard maintenance agreement with contractors on all such equipment and Systems, and Tenant shall furnish a copy thereof to Landlord (each, a “Maintenance Contract”), and (b) Tenant shall keep the plate glass, ceilings, floors, walls, and store front, all doors leading into and out of the Premises and all hardware appurtenant thereto, light bulbs, door frames, windows and (c) all windows, sidewalks, sidewalk hoists, loading docks, railings, gutters, alleys and curbs in front of or adjacent to or abutting the Premises and will put, keep and maintain the same in good and safe order and condition, and any other portion of the exterior of the Premises and free and clean from snow, ice, dirt, damage, garbage and other debris, and make all repairs therein and thereon. Landlord shall have no liability or obligation whatsoever regarding the maintenance, repair, service and replacement of the foregoing. Tenant shall pay any and all fines, as Additional Rent, issued as a result of Tenant’s failure to perform all the requirements set forth in this paragraph.

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Notwithstanding the defined term “Systems” above, as exclusively servicing the Premises, to the extent any of the delineated systems service other tenants in the Building, and/or the Common Areas of the Building, and to the extent repair of said systems is required, which repair is not due to the gross negligence or willful misconduct of Tenant or its employees, contractors, subcontractors, agents or representatives, then Landlord shall undertake such repair, and Tenant shall remit to Landlord, as additional rent, it’s Proportionate Share of said costs.

(b) All of the foregoing repairs and maintenance shall be promptly made by Tenant at its sole cost and expense whether or not they are structural, non-structural, ordinary, extraordinary, unforeseen, foreseen, to the extent they are necessary to keep the same in compliance with all applicable laws and Governmental Authorities as a result of the specific manner of use provided for herein (as opposed to general occupancy by a tenant, the obligation of which shall be borne by Landlord), or to the extent they are necessary for insurance requirements or to keep the Premises in good and safe order and condition, howsoever the necessity or desirability therefor may occur, and whether or not necessitated by wear, tear, obsolescence or defects, latent or otherwise. Tenant shall not commit or suffer, and shall use all reasonable precaution to prevent, waste, damage or injury to all of the same. When used in this Article, the term “repairs” shall include all necessary replacements, renewals, alterations and additions. All repairs made by Tenant shall be in a first class workman like manner.

10.02 Landlord shall maintain and repair the foundations, the four exterior walls and roof of the Building only and shall operate, maintain, repair and replace the Systems (up to the point of connection to the Premises, and/or in the exterior or underground of the Building), facilities and equipment directly necessary to provide the services which Landlord are specifically and expressly set forth in this Lease to be provided by Landlord to Tenant (unless same are installed by or are the property of Tenant or are required to be maintained and repaired by Tenant under this Lease). Landlord shall use reasonable diligence in carrying out its obligations under this Article in such a reasonable manner as to minimize any interference to Tenant’s business, but shall not be liable under any circumstances for any damages (including, among others, consequential damages) for any failure to do so. No reduction or discontinuance of the services described in this Article shall be construed as an eviction of Tenant or release Tenant from any of its obligations under this Lease. Landlord shall have no liability to Tenant, its employees, agents, invitees or licensees for damages, except to the extent of any damages caused to the foregoing as a result of the gross negligence or willful misconduct of Landlord, its agents, employees, subcontractors, or contractors. Tenant shall reimburse Landlord for the cost of any repairs or maintenance performed by Landlord if the need for same arose as a result of the neglect, acts, omissions or negligence of Tenant or any assignees, sublessees or occupants of the Premises or any of its or their employees, contractors, agents, visitors, or by their particular manner of use or occupancy of the Premises. Landlord shall be responsible for the maintenance of the common areas of the Building and keeping the same in good and safe order and condition, including, without limit, the fire egress stairs.

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10.03 Notwithstanding anything to the contrary, Tenant shall be liable for, and reimburse Landlord for, the cost of any and all repairs (structural or otherwise) to the Building or Premises or any portion thereof necessitated by the negligent or willful acts or omissions of Tenant or any assignees, sublessees or occupants of the Premises or any of its or their servants, employees, contractors, agents, visitors or licensees, or by the use or occupancy or manner of use or occupancy of the Premises by Tenant or any such person/entity. All damages or injury to the Premises and the Building by Tenant or by any person/entity who may be in or upon the Premises with Tenant’s consent or at Tenant’s invitation, shall be paid for by Tenant. Landlord shall not be liable for, and there shall be no abatement of Rent with respect to, any injury to or interference with Tenant’s business arising from any repairs, maintenance, alteration or improvement to the Premises or the Building or to the fixtures, appurtenances or equipment therein or arising from the acts of any other tenant in the Building, or its agents, employees, licensees or invitees.

ARTICLE 11

FIRE OR OTHER CASUALTY

11.01 Damage by fire or other casualty to the Building and to the core and shell of the Premises (excluding the tenant improvements and betterments and Tenant’s personal property) shall be repaired at the expense of Landlord (“Landlord’s Restoration Work”), but without prejudice to the rights of subrogation, if any, of Landlord’s insurer to the extent not waived herein. Landlord shall not be required to repair or restore any of Tenant’s property or any alteration, installation or leasehold improvement made in and/or to the Premises. If, as a result of such damage to the Building or to the core and shell of the Premises, the Premises are rendered untenantable for the purposes for which same were rented hereunder, the Rent shall abate in proportion to the portion of the Premises not usable by Tenant from the date of such fire or other casualty until Landlord’s Restoration Work is substantially completed. Except as provided otherwise herein, Landlord shall not be liable to Tenant for any delay in performing Landlord’s Restoration Work, Tenant’s sole remedy being the right to an abatement of Rent, as provided above. Tenant shall reasonably cooperate with Landlord in connection with the performance by Landlord of Landlord’s Restoration Work. If the Premises are rendered wholly untenantable by fire or other casualty and if Landlord shall decide not to restore the Premises, or if the Building shall be so damaged that Landlord shall decide to demolish it or not to rebuild it (whether or not the Premises have been damaged), Landlord may within ninety (90) days after such fire or other cause give written notice to Tenant of its election that the term of this Lease shall automatically expire no less than ten (10) days after such notice is given. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Landlord and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors’ insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance and also, provided that such a policy can be obtained without additional premiums. Tenant hereby expressly waives the provisions of Section 227 of the Real Property Law and agrees that the foregoing provisions of this Article shall govern and control in lieu thereof.

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11.02 In the event that the Premises has been damaged or destroyed and this Lease has not been terminated in accordance with the provisions of this Article, Tenant shall (i) reasonably cooperate with Landlord in the restoration of the Premises and shall remove from the Premises as promptly as reasonably possible all of Tenant’s salvageable inventory, movable equipment, furniture and other property and (ii) repair the damage to the tenant improvements and betterments and Tenant’s personal property and restore the Premises within one hundred eighty (180) days following the date upon which the core and shell of the Premises shall have been substantially repaired by Landlord.

11.03. Notwithstanding the terms of paragraph 11.01 to the contrary, in the event that (a) all or substantially all of the Premises are rendered wholly untenantable or inaccessible due to fire or other casualty during the last twenty-four (24) months of the Initial Term or Option Term of the Lease, as applicable, and/or (b) in the event Landlord fails to substantially complete the restoration work of the Demised Premises within two hundred seventy (270) days after the date of the casualty, then Tenant may elect to terminate this Lease upon sixty (60) days’ notice to Landlord, provided, however, if with respect to a termination under subparagraph (b) herein, the restoration work is completed within such sixty (60) day period, the term of this Lease shall continue in full force and effect. Upon the termination of this Lease, neither party shall have any further right or obligation hereunder, except for those which expressly survive the termination hereof.

ARTICLE 12

END OF TERM

12.01 Tenant shall surrender the Premises to Landlord at the expiration or sooner termination of this Lease in good order and condition, except for reasonable wear and tear and damage by fire or other casualty (if applicable), and Tenant shall remove all of its property. Tenant agrees it shall indemnify and save Landlord harmless against all costs, claims, loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant timely to surrender the Premises will be substantial, will exceed the amount of monthly Rent theretofore payable hereunder, and will be impossible of accurate measurement. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord within one (1) day after the date of the expiration or sooner termination of the Term of this Lease, then Tenant will pay Landlord as liquidated damages for each month and for each portion of any month during which Tenant holds over in the Premises after expiration or termination of the Term of this Lease, a sum equal to two (2) times the average Rent and Additional Rent which was payable per month under this Lease during the last six months of the Term thereof. The aforesaid obligations shall survive the expiration or sooner termination of the Term of this Lease. At any time during the Term of this Lease, Landlord may exhibit the Premises to prospective purchasers or mortgagees of Landlord’s interest therein. During the last year of the term of this Lease, Landlord may exhibit the Premises to prospective tenants.

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ARTICLE 13

SUBORDINATION AND ESTOPPEL, ETC.

13.01 This Lease, and all rights of Tenant hereunder, are, and shall continue to be, subject and subordinate in all respects to:

(1) all ground leases, overriding leases and underlying leases of the land and/or the building now or hereafter existing;

(2) all mortgages that may now or hereafter affect the land, the Building and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings;

(3) each and every advance made or hereafter to be made under such mortgages;

(4) all renewals, modifications, replacements and extensions of such leases and such mortgages; and

(5) all spreaders and consolidations of such mortgages.

13.02 The provisions of Section 13.01 of this Article shall be self-operative, and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute and deliver any instrument that Landlord, the lessor of any such lease, the holder of any mortgage or any of its successors in interest shall reasonably request to evidence such subordination and, in the event that Tenant shall fail to execute and deliver any such instrument within ten (10) days after request therefor, Tenant shall irrevocably constitute and appoint Landlord as Tenant’s attorney-in-fact, coupled with an interest, to execute and deliver any such instrument for and on behalf of Tenant. The leases to which this Lease is, at the time referred to, subject and subordinate pursuant to this Article 13 are herein sometimes called “superior leases”, the mortgages to which this Lease is, at the time referred to, subject and subordinate are herein sometimes called “superior mortgages”, the lessor of a superior lease or its successor in interest at the time referred to is sometimes herein called a “lessor” and the mortgagee under a superior mortgage or its successor in interest at the time referred to is sometimes herein called a “mortgagee.”

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13.03 In the event of any act or omission of Landlord that would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right until:

(i) it has given written notice of such act or omission to the mortgagee of each superior mortgage and the lessor of such superior lease whose name and address shall previously have been furnished to Tenant; and

(ii) a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such mortgagee or lessor shall have obtained possession of the Premises and become entitled under such superior mortgage or superior lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy). Nothing contained herein shall obligate such lessor or mortgagee to remedy such act or omission.

13.04 If the lessor of a superior lease or the mortgagee of a superior mortgage shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then, at the request of such party so succeeding to Landlord’s rights (hereinafter sometimes called a “successor landlord”), and upon such successor landlord’s written agreement to accept Tenant’s attornment, Tenant shall attorn to and recognize such successor landlord as Tenant’s landlord under this Lease, and shall promptly execute and deliver any instrument that such successor landlord may reasonably request to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as, or as if it were, a direct lease between such successor landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease and shall be applicable after such attornment, except that such successor landlord shall not be subject to any offset or liable for any previous act or omission of Landlord under this Lease (other than, and to the extent that, same shall continue after such attornment).

13.05 If, in connection with obtaining financing or refinancing for the Building, a banking, insurance, or other lender shall request reasonable modifications to this Lease as a condition to such financing or refinancing, Tenant shall not unreasonably withhold, delay, or defer its consent thereto, provided that such modifications do not materially increase the obligation, or materially decrease the rights, of Tenant hereunder. In no event shall a requested modification of this Lease requiring Tenant to the following be deemed to materially adversely affect the leasehold interest hereby created:

(i) give notice of any default by Landlord under this Lease to such lender and/or permit the curing of such defaults by such lender; and

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(ii) obtain such lender’s consent for any modification of this Lease.

13.06 This Lease may not be modified or amended so as to reduce the Rent, shorten the term, or otherwise materially affect the rights of Landlord hereunder, or be canceled or surrendered, without the prior written consent in each instance of the ground lessors and of any mortgagees whose mortgages shall require such consent. Any such modification, agreement, cancellation or surrender made without such prior written consent shall be null and void.

13.07 Tenant agrees that if this Lease terminates, expires or is canceled for any reason or by any means whatsoever by reason of a default under a ground lease or mortgage, and the ground lessor or mortgagee so elects by written notice to Tenant, this Lease shall automatically be reinstated for the balance of the term which would have remained but for such termination, expiration or cancellation, at the same rental, and upon the same agreements, covenants, conditions, restrictions and provisions herein contained, with the same rental, and upon the same agreements, covenants, conditions, restrictions and provisions herein contained, with the same force and effect as if no such termination, expiration or cancellation had taken place. Tenant covenants to execute and deliver any instrument required to confirm the validity of the foregoing.

13.08 From time to time, Tenant, on at least ten (10) days’ prior written request by Landlord, shall deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there shall have been modifications, that the same is in full force and effect as modified and stating the modifications) and the dates to which the Rent and other charges have been paid and stating whether or not Landlord is in default in performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default. Tenant hereby irrevocably constitutes and appoints Landlord the attorney-in-fact of Tenant to execute, acknowledge and deliver any such statements or certificates for and on behalf of Tenant in the event that Tenant fails to so execute any such statement or certificate.

13.09. Landlord agrees, pursuant to an agreement reasonably satisfactory to Landlord and Third Party Lender (as hereinafter defined) subordinate its rights to any personal property (other than fixtures attached to the Building). Third Party Lender shall mean a bank, savings and loan association, trust company, insurance company, pension or retirement fund, or investment banking firm subject to service of process in the State of New York

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ARTICLE 14

CONDEMNATION

14.01 If the whole or any substantial part of the Premises shall be condemned by eminent domain or acquired by private purchase in lieu thereof, for any public or quasi-public purpose, this Lease shall terminate on the date of the vesting of title through such proceeding or purchase, and Tenant shall have no claim against Landlord for the value of any unexpired portion of the Term of this Lease, nor shall Tenant be entitled to any part of the condemnation award or private purchase price. If less than a substantial part of the Premises is condemned, this Lease shall not terminate, but Rent shall abate in proportion to the portion of the Premises condemned. A taking of (i) at least an aggregate of 20% of the rentable square feet of the Ground Floor Retail Space and the Basement Space constituting the Premises, or (ii) any portion of the kitchen space which would, in Tenant’s reasonable judgment, materially impact Tenant’s ability to conduct business at the Premises, shall be deemed a substantial taking, and Tenant shall in such instance, in its sole discretion, have the option of terminating this Lease on thirty (30) days written notice to Landlord, given after the date of Taking, and as of said thirtieth date, this Lease shall be deemed terminated, and of no further force and effect, and neither party shall have any rights or obligations against the other hereunder.

14.02. Notwithstanding anything to the contrary set forth above, Tenant shall not be prohibited from making a claim in any condemnation proceeding against the public or quasi-public authority for the value of its unaffixed, moveable property and for its relocation expenses, provided that such claim does not in any manner delay the proceeding, or prejudice, prohibit or diminish Landlord’s claims or the value of any award to Landlord.

ARTICLE 15

REQUIREMENTS OF LAW

15.01 Tenant at its expense shall comply with all laws, orders and regulations of any governmental authority having or asserting jurisdiction over the Premises, which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Permitted Use of the Premises, including, without limitation, compliance in the Premises with all City, State and Federal laws, rules and regulations on the disabled or handicapped, on fire safety and on hazardous materials.

15.02 Tenant shall require every person engaged by him to clean any window in the Premises from the outside, to use the equipment and safety devices required by Section 202 of the Labor Law and the rules of any governmental authority having or asserting jurisdiction.

15.03 Tenant at its expense shall comply with all requirements of the New York Board of Fire Underwriters, or any other similar body affecting the Premises, and shall not use the Premises in a manner which shall increase the rate of fire insurance of Landlord or of any other tenant, over that in effect prior to this Lease. If Tenant’s use of the Premises for the Permitted Use increases the fire insurance rate, Tenant shall reimburse Landlord for all such increased costs. That the Premises are being used for the purpose set forth in Article 1 hereof shall not relieve Tenant from the foregoing duties, obligations and expenses.

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ARTICLE 16

CERTIFICATE OF OCCUPANCY

16.01 Tenant will at no time use or occupy the Premises in violation of the certificate of occupancy issued for the Building. The statement in this Lease of the nature of the business to be conducted by Tenant shall not be deemed to constitute a representation or guaranty by Landlord that such use is lawful or permissible in the Premises under the certificate of occupancy for the Building.

16.02 Tenant has fully inspected the Premises and is accepting the Premises in its “as is” condition. Tenant has performed “due diligence” with respect to the Premises and accepts the Premises subject to any and all violations, whether same are of record or not. Landlord makes no representations as to the condition of the Premises except as specifically set forth herein. Other than with respect to the Landlord’s Work provided for in Exhibit E hereto, and other than with respect to the delivery of a CO with respect to the Building, generally, and with respect to the Landlord’s Work, to the extent necessary, Tenant acknowledges and agrees that Landlord shall have no obligation to do any work in or to the Premises in order to make it suitable and ready for occupancy and use by Tenant.

ARTICLE 17

POSSESSION

17.01 If Landlord shall be unable to give possession of the Premises on the Commencement Date because of the retention of possession of any occupant thereof, alteration or construction work, or for any other reason, Landlord shall not be subject to any liability for such failure. In such event, this Lease shall stay in full force and effect, without extension of its Term. However, the Rent hereunder shall not commence until the Premises are available for occupancy by Tenant. If delay in possession is due to work, changes or decorations being made by or for Tenant, or is otherwise caused by Tenant, there shall be no rent abatement and the Rent shall commence on the date specified in this Lease. If permission is given to Tenant to occupy the Premises or other Premises prior to the date specified as the commencement of the Term, such occupancy shall be deemed to be pursuant to the terms of this Lease, except that the parties shall separately agree as to the obligation of Tenant to pay Rent for such occupancy. The provisions of this Article are intended to constitute an “express provision to the contrary” within the meaning of Section 223(a), New York Real Property Law.

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ARTICLE 18

QUIET ENJOYMENT

18.01 Landlord covenants that if Tenant pays the Rent and performs all of Tenant’s other obligations under this Lease, Tenant may peaceably and quietly enjoy the Premises, subject to the terms, covenants and conditions of this Lease and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

ARTICLE 19

RIGHT OF ENTRY

19.01 Tenant shall permit Landlord to erect, construct and maintain pipes, conduits and shafts in and through the Premises. Landlord or its agents shall have the right to enter or pass through the Premises at all times, by master key and, in the event of an emergency, by reasonable force or otherwise, to examine the same, and to make such repairs, alterations or additions as it may deem necessary or desirable to the Premises or the Building, and to take all material into and upon the Premises that may be required therefor. Such entry and work shall not constitute an eviction of Tenant in whole or in part, shall not be grounds for any abatement of Rent, and shall impose no liability on Landlord by reason of inconvenience or injury to Tenant’s business. Landlord shall have the right at any time, without the same constituting an actual or constructive eviction, and without incurring any liability to Tenant, to change the arrangement and/or location of entrances or passageways, windows, corridors, elevators, stairs, toilets, or other public parts of the Building, and to change the designation of rooms and suites and the name or number by which the Building is known.

ARTICLE 20

INDEMNITY

20.01 Tenant shall indemnify, defend and save Landlord harmless from and against any liability or expense arising from the use or occupation of the Premises by Tenant, or anyone on the Premises with Tenant’s permission, or from any breach of this Lease. Landlord shall indemnify, defend and save Tenant harmless from and against any liability or expense arising from any willful breach by Landlord of any of its material obligations of this Lease, or resulting from any of its actions (or those of its employees, contractors, invitees, agents, representatives, successors, or assigns) occurring on or about the Building.

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ARTICLE 21

LANDLORD’S LIABILITY, ETC.

21.01 Neither Landlord nor Landlord’s agents, officers, members, directors, shareholders, partners or principals (disclosed or undisclosed) shall be liable to Tenant or Tenant’s agents, employees, contractors, invitees or licensees or any other occupant of the Premises, and Tenant shall save Landlord, any mortgagee of the Building and/or the land on which the Building is located (the “Land”; the Land and the Building, collectively for this article only, the “Real Property”) and their respective agents, employees, contractors, officers, directors, shareholders, partners and principals (disclosed or undisclosed) harmless from any loss, cost, liability, claim, damage, expense (including reasonable attorneys’ fees and disbursements), penalty or fine incurred in connection with or arising from any injury to Tenant or to any other person/entity or for any damage to, or loss (by theft or otherwise) of, any of Tenant’s property or of the property of any other person/entity, irrespective of the cause of such injury damage or loss (including the acts or negligence of any tenant or of any owners or occupants of adjacent or neighboring property or caused by operations in construction of any private, public or quasi-public work) unless due to the gross negligence, or willful misconduct of Landlord or Landlord’s agents, officers, members, managers, principals, employees, contractors, subcontractors, invitees or licensees (collectively, the “Landlord Parties”), with or without contributory negligence on the part of Tenant, its employees, agents, contractors, invitees or licensees. Notwithstanding anything to the contrary, even if due to any such gross negligence or willful misconduct of Landlord Parties, Tenant waives, to the full extent permitted by law, any claim for consequential or punitive damages in connection therewith and Landlord and Landlord’s agents shall not be liable, to the extent of Tenant’s insurance coverage, for any loss or damage to any person or property even if due to the gross negligence or willful misconduct of Landlord Parties. .

21.02 Neither any (a) performance by Landlord, Tenant or others of any repairs, alterations or improvements in or to the Real Property, Building or Premises, (b) failure of Landlord or others to make any such repairs or improvements, (c) damage to the Building, Premises or Tenant’s property in the Premises, (d) any injury to any persons, caused by other tenants or persons in the Building, or by operations in the construction of any private, public or quasi-public work, or by any other cause, (e) latent defect in the Building or Premises, nor (f) inconvenience or annoyance to Tenant or injury to or interruption of Tenant’s business by reason of any of the events or occurrences referred to in the foregoing subdivisions (a) through (f) shall impose any liability on Landlord or Landlord’s agent to Tenant, other than such liability as may be required or imposed upon Landlord by law for Landlord’s negligence or the negligence of Landlord Parties in the operation or maintenance of the Building or for the breach by Landlord of any express covenant of this lease on Landlord’s part to be performed or observed. No representation, guaranty or warranty is made or assurance given that any communications or security systems, devices or procedures of the Building, if any, will be effective to prevent injury to Tenant or any other person or damage to, or loss (by theft or otherwise) of, any of Tenant’s property or of the property of any other person, and Landlord reserves the right to discontinue or modify at any time such communications or security Systems or procedures without liability to Tenant.

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21.03 Tenant shall pay to Landlord as Additional Rent, within fifteen (15) days following rendition by Landlord to Tenant of bills or statements therefor, sums equal to all losses, costs, liabilities, claims, damages, fines, penalties and expenses referred to in the indemnification contained in Article 20 hereof. This paragraph shall survive the expiration or earlier termination of this Lease.

21.04 Notwithstanding anything to the contrary contained herein, Tenant shall look only to Landlord’s estate in the Real Property (or the proceeds thereof) for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord or its agents, directors, members, officers, shareholders, partners or principals (disclosed or undisclosed) shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this lease, the relationship of Landlord and Tenant hereunder or under law or Tenant’s use or occupancy of the Premises or any other liability of Landlord to Tenant.

21.05 Wherever it is specifically provided in this lease that a party’s consent is not to be unreasonably withheld, a response to a request for such consent shall also not be unreasonably withheld, conditioned or delayed. Tenant hereby waives any claim against Landlord which it may have based upon any assertion that Landlord has unreasonably withheld or unreasonably delayed any such consent, and Tenant agrees that its sole remedy shall be an action or proceeding to enforce any such provision or for specific performance, injunction or declaratory judgment. In the event of such a determination, the requested consent shall be deemed to have been granted; however, Landlord shall have no liability to Tenant for its refusal or failure to give such consent. The sole remedy for Landlord’s unreasonably withholding or delaying of consent shall be as provided in this Article.

21.06 Tenant, by taking possession of the Premises, shall be conclusively deemed to have agreed that Landlord, up to the time of such occupancy, has performed all of its obligations hereunder on their part which had to be performed. No representations, except as expressly contained herein, have been made to Tenant respecting the condition of the Premises. Tenant has examined and inspected the Premises, and the Building and accepts the Premises and Building in their present “AS IS” condition. Any and all alterations and improvements to the Premises to prepare the Premises for Tenant to conduct its business shall be made by Tenant at its sole cost and expense pursuant to the terms and conditions of this Lease.

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21.07 Tenant agrees to indemnify, defend and hold harmless the Landlord, its agents, principals, members, officers and mortgagees (collectively, “Landlord” for this subparagraph 21.07 only), from and against any and all damage, loss, cost, claim, liability, fine, penalty and expense (including without limitations, reasonable attorneys’ fees incurred in enforcing the terms, provisions and conditions of this Lease and indemnity and/or defending any claim, suit, action or proceeding) relating to or concerning (a) any act or omission of Tenant and/or its contractors, subcontractors, licensees, subtenants, agents, servants, employees, customers, invitees or visitors and/or their failure to comply with all Laws (as defined hereinafter) and Governmental Authorities (as defined hereinafter), (b) the failure of Tenant and/or its contractors, subcontractors, licensees, subtenants, agents, servants, employees, customers, invitees or visitors to comply with all provisions, conditions and terms of this Lease; (c) any and all claims against Landlord or such agents of whatever nature arising from any act, omission or negligence of Tenant and/or its contractors, subcontractors, licensees, subtenants, agents, servants, employees, customers, invitees or visitors; (d) all claims against Landlord arising from any accident, injury or damage whatsoever caused to any person or to the property of any person where such accident, injury or damage results or is claimed to have resulted from any act, omission or negligence of Tenant and/or its contractors, subcontractors, licensees, subtenants, agents, servants, employees, customers, invitees or visitors; and/or (e) any cost, liability or responsibility for the payment of any sales tax with respect to any installations, furniture, furnishings, fixtures or other improvements located, installed or constructed in the Premises, or the filing of any tax return in connection therewith (although Landlord agrees to execute any such return if required by law) regardless of whether such tax is imposed upon Landlord or Tenant. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature incurred in or in connection with any such claims or proceeding brought thereon, and the defense thereof. The provisions of this paragraph shall survive the expiration or sooner termination of this Lease.

21.08 In addition to all other obligations of the Tenant under this Lease and notwithstanding anything to the contrary, prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant shall, at Tenant’s sole cost and expense, promptly comply with all present and future statutes, laws, rules, rulings, orders, regulations, ordinances, judgments, decrees and injunctions including, without limitation, fire, health, handicapped access, sanitation, ecological, historic, landmark, zoning, environmental protection, wetlands and building laws) (collectively, “Laws”) now or hereafter in effect and directions of all state, federal, municipal and local governments, departments, commissions and boards and the State Board of Fire Underwriters, or the Insurance Services Office or any similar body (collectively, the “Governmental Authorities”) which shall impose any violation, order or duty upon Landlord or Tenant arising out of (a) Tenant’s use or occupancy of the Premises specific to its Permitted Use and/or (b) any alterations, installations or renovations made by or on behalf of Tenant in or to the Building or Premises (for this paragraph only, “Alterations”). Accordingly, among other things, in the event that the Building/Premises or any portion thereof is required to be altered in any manner, structural or otherwise (for example, but not by way of limitation, with the installation of sprinklers in all or part of the Building/Premises (the “Required Alteration”) because of (a) Tenant’s Permitted Use, as opposed to any Required Alteration imposed upon all tenancies in the Building and/or (b) any Alterations, then, (i) such Required Alteration to the Building (and/or Premises as the case may be) shall be made by Landlord at Tenant’s sole cost and expense (to be paid by Tenant as Additional Rent immediately upon demand by Landlord) and/or (ii) Landlord may refuse to grant its approval for such Alterations.

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Tenant represents that based upon the Alterations listed in Schedule D to this Lease to be performed at the Premises, it is estimated that the Premises requires forty (40) sprinkler heads (the “Sprinkler Head Count”). Notwithstanding the foregoing, in the event that in connection with sprinkler Alterations undertaken by Tenant it is reasonably determined that the existing Building sprinkler pressurization system is insufficient to service the Permitted Use, Tenant shall (i) provide notice of the condition underlying Tenant’s position and (ii) afford Landlord and its architects and master plumber to inspect the sprinkler system and Landlord and Tenant shall use its respective best efforts to come to a reasonable resolution consistent with the NYC Building Code. The cost of any necessary upgrades to the sprinkler system shall not be deemed a factor in determining “reasonableness”.

1.	In the event that Building sprinkler pressurization is deemed insufficient and it is determined that the Sprinkler Head Count was insufficient and Tenant installs ten percent (10%) or more sprinkler heads than the Sprinkler Head Count at the Premises, then Tenant shall pay the cost of any necessary upgrades to the sprinkler system.

2.	In the event that Building sprinkler pressurization is deemed insufficient and it is determined that the Sprinkler Head Count was insufficient and Tenant installs new sprinkler heads totaling less than ten percent (10%) of the Sprinkler Head Count at the Premises, then Landlord shall pay the cost of any necessary upgrades to the sprinkler system.

In the event that Landlord is responsible for any necessary upgrades to said pressurization system as outlined above, Landlord shall coordinate said work with Tenant’s architect and/or engineer and/or contractor, as applicable.

21.09 Notwithstanding anything to the contrary, it is agreed that (i) neither Landlord nor anyone else has made any representation or warranty regarding whether or not the Tenant’s use or occupancy complies with the Building’s certificate of occupancy (the “CO”) or the Laws (as defined hereinafter), (ii) this Lease shall remain in full force and effect and Tenant shall remain obligated to comply with all its terms and conditions thereof even if Tenant’s occupancy and/or use of the Premises violates the CO or applicable Laws, (iii) subject in all events, to Landlord’s obligations pursuant to Exhibit E hereto, including paragraph 7 thereunder, Landlord shall have no obligation whatsoever to amend the CO, seek a variance or make any renovations, changes or improvements in or to the Premises or make the Premises or its use conform with the CO or Laws and (iv) Tenant shall be in material default under this Lease if Tenant’s use or occupancy violates the CO (as revised pursuant to Exhibit E hereunder) or applicable Laws.

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21.10 Notwithstanding anything to the contrary, it is agreed that neither Landlord nor anyone else has made any representation or warranty regarding the size of the Premises. Tenant’s Proportionate Share and the rent set forth in this Lease are intended to constitute stipulated amounts and may or may not have any relation to the size of the Premises.

21.11 Landlord makes no representation that the Premises may be legally used for the Permitted Uses and Tenant shall have the obligation to install such improvements, file such applications and perform such work as may be necessary to bring the Premises into compliance with Law/legal requirements, but subject to the other provisions of this Lease. The Landlord in no way warrants the fitness of the Premises and make no representations that the Premises are presently in good repair or otherwise fit or zoned for the use and occupancy intended. Landlord shall cooperate with Tenant’s reasonable requests in connection with Tenant’s efforts to obtain any and all authorizations necessary from the appropriate Governmental Authorities for it to conduct business in accordance with paragraph 1.02 hereunder, including, without limit, signing any applications to be filed with the building department, as necessary.

21.12 Tenant further represents that except as set forth in this Lease, it is not relying upon any representations of the Landlord or its agents with reference to the fitness of the Premises for the Permitted Use and further represents that Tenant will make its own independent investigation as to the fitness of the Premises for Tenant’s intended use.

ARTICLE 22

CONDITION OF PREMISES

22.01 The parties acknowledge that Tenant has inspected the Premises and the Building and is fully familiar with the physical condition thereof and Tenant agrees to accept the Premises at the commencement of the Term in its then “as is” condition. Tenant acknowledges and agrees that Landlord shall have no obligation to do any work in or to the Premises in order to make it suitable and ready for occupancy and use by Tenant.

ARTICLE 23

CLEANING

23.01 Tenant shall, at its sole cost and expense, (i) keep the Premises clean, in good order and free of all debris to the satisfaction of Landlord and (ii) promptly bag and remove all garbage in connection with the conduct of its business at the Premises to the Building’s designated disposal area under such conditions and at such times as approved by Landlord so as to avoid any obnoxious or offensive odors therefrom or otherwise interfering with the comfort and quiet enjoyment of the other occupants of the Building or pedestrians.

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23.02 Tenant shall, at its sole cost and expense, engage a carting company for the removal and disposal of Tenant’s bulk or non-ordinary garbage during such hours as may be reasonably designated by Landlord; such removal and disposal shall at all times comply with all applicable laws. Upon the enactment of city wide commercial recycling regulations notwithstanding those regulations, Tenant shall be responsible for all the requirements of said regulations as if Tenant were the Landlord of said premises. Tenant shall pay any and all fines issued as a result of Tenant’s failure to perform all the requirements set forth for commercial recycling. Refuse in closed plastic trash bags shall be permitted to remain in front of the Premises only on days when such refuse is scheduled for removal.

23.03 Tenant shall not clean, nor require, permit, suffer or allow any window in the Premises to be cleaned, from the outside in violation of any applicable law, or the rules of any governmental or quasi-governmental authority asserting jurisdiction.

23.04 Without limiting Tenant’s obligations hereunder, Tenant shall be responsible for the prompt and thorough removal of any and all graffiti at or on the Building fronting the Premises, Building windows constituting part of the Premises, sidewalks, curbs and loading docks adjacent to the Premises. Tenant acknowledges that it shall remove same without the requirement for Landlord to give notice to Tenant of any graffiti condition. However, if Landlord shall give Tenant written notice of a graffiti condition at the Premises and same shall not be corrected by Tenant within ten (10) days of the date of such notice, such failure to correct shall be deemed to be a default under the terms of this Lease.

ARTICLE 24

JURY WAIVER

24.01 Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim involving any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises or involving the right to any statutory relief or remedy. Tenant will not interpose any counterclaim of any nature in any summary proceeding (other than any mandatory counterclaims).

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ARTICLE 25

NO WAIVER, ETC.

25.01 No act or omission of Landlord or its agents shall constitute an actual or constructive eviction, unless Landlord shall have first received written notice of Tenant’s claim and shall have had a reasonable opportunity to meet such claim. In the event that any payment herein provided for by Tenant to Landlord shall become overdue for a period in excess of ten (10) days, then at Landlord’s option a “late charge” shall become due and payable to Landlord, as Additional Rent, from the date it was due until payment is made, at the following rates: for individual and partnership lessees, said late charge shall be computed at the maximum legal rate of interest; for corporate, limited liability company or governmental entity lessees the late charge shall be computed at five percent (5%) per month unless there is an applicable maximum legal rate of interest which then shall be used. No act or omission of Landlord or its agents shall constitute an acceptance of a surrender of the Premises, except a writing signed by Landlord. The delivery or acceptance of keys to Landlord or its agents shall not constitute a termination of this Lease or a surrender of the Premises. Acceptance by Landlord of less than the Rent herein provided shall at Landlord’s option be deemed on account of earliest Rent remaining unpaid. No endorsement on any check, or letter accompanying Rent, shall be deemed an accord and satisfaction, and such check may be cashed without prejudice to Landlord. No waiver of any provision of this Lease shall be effective, unless such waiver be in writing signed by the party to be charged. In no event shall Tenant be entitled to make, nor shall Tenant make any claim, and Tenant hereby waives any claim for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord had unreasonably withheld, delayed or conditioned its consent or approval to any request by Tenant made under a provision of this Lease. Tenant’s sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance or declaratory judgment. Tenant shall comply with the rules and regulations contained in this Lease, and any reasonable modifications thereof or additions thereto. Landlord shall not be liable to Tenant for the violation of such rules and regulations by any other tenant. Failure of Landlord to enforce any provision of this Lease, or any rule or regulation, shall not be construed as the waiver of any subsequent violation of a provision of this Lease, or any rule or regulation. This Lease shall not be affected by nor shall Landlord in any way be liable for the closing, darkening or bricking up of windows in the Premises, for any reason, including as the result of construction on any property of which the Premises are not a part or by Landlord’s own acts.

ARTICLE 26

OCCUPANCY AND USE BY TENANT

26.01 (a) Landlord shall have no obligation to provide the Premises with air conditioning, heat, ventilation, water, steam, gas, oil or any other utilities or services except as expressly and specifically set forth in this Lease. Tenant, at Tenant’s sole cost and expense, shall make arrangements directly with the appropriate utility company for the supply of electricity, gas or any other utilities or services to the Premises, and shall install and maintain any meters (if none dedicated to the Premises already exist) at its sole cost and expense to measure consumption thereof, and shall pay all the charges for such consumption directly to the utility provider. Tenant’s obligation to pay for utilities consumed at the Premises shall commence as of the Commencement Date.

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(b) Tenant shall arrange to restore gas service at the Premises and Landlord shall comply with Tenant’s reasonable requests in connection therewith. Notwithstanding the foregoing, in the event that Tenant is denied gas service at the Premises by ConEdison (‘ConEd”) or any other applicable utility provider solely due to compliance issues arising from New York Local Law 97, then upon presentment of documentary evidence of such rejection to Landlord, Tenant may, in its sole discretion, elect to terminate this Lease, and upon said termination neither party shall have any further rights or obligations hereunder, and this Lease shall be deemed terminated and of no further force and effect. Tenant will endeavor to obtain approval from ConEd within ninety (90) days from the Effective Date hereof, provided, however, a failure to so obtain said approval within said timeframe, shall not serve as a waiver of Tenant’s right to terminate the Lease if Tenant is subsequently denied gas service at the Premises by ConEd in accordance herewith.

26.02 In the event any utility service consumed in the Premises and/or by Tenant for which Tenant is obligated to pay for such consumption are not separately metered or sub metered, then until such time as such services are metered or sub metered, Tenant shall pay Landlord One Hundred and Ten Percent (110%) of the cost of such services, as provided for herein. Except with respect to Tenant’s obligation hereunder pertaining to payment of Real Estate Tax Escalations, the phrase “Tenant’s Share” shall refer to Tenant’s obligation to pay 110% of the cost of any services and/or utilities, and Tenant’s Share shall constitute Additional Rent.

26.03 Tenant shall not be required to continuously operate its business at the Premises, but, subject to closures due to Force Majeure events, or due to an event of condemnation or casualty, in no event shall Tenant be closed for a period of thirty (30) consecutive days. A “Force Majeure event” shall mean an event which is beyond one’s reasonable control such as labor strikes, labor lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, or enemy or hostile governmental action.

ARTICLE 27

NOTICES

27.01 Any bill, notice or demand from Landlord to Tenant, may be delivered personally at the Premises or sent by first class, or email, or certified mail, or by any nationally recognized overnight delivery service and addressed to Tenant at the Premises or at the address first set forth herein. Such bill, notice or demand shall be deemed to have been given at the time of delivery, mailing, emailing or receipt by such delivery service. Any notice, request or demand from Tenant to Landlord must be sent by registered or certified mail to the address first set forth herein, with a copy to: Baltzis Daigle LLP, 444 Madison Avenue, 32nd Floor, New York, New York 10022. Any notice, request or demand from Landlord to Tenant which will serve as a predicate to the commencement of litigation, must be sent by registered or certified mail to the address first set forth herein with a copy to: Moritt Hock & Hamroff LLP. 400 Garden City Plaza, New York, New York 11530, Attention: Anthony Ficara, Esq.

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ARTICLE 28

WATER AND SEWER

28.01 Landlord shall provide water and sewer service to the Premises through the presently existing facilities servicing the Premises. Tenant shall pay to Landlord 110% of the costs to furnish water and sewer service to the Premises as measured by a separate water sub-meter servicing the Premises, which sub-meter the Landlord shall install. Tenant shall pay the costs to furnish water and sewer service to the Premises with within ten (10) days after written demand therefor is given to Tenant and said costs for water and service shall constitute Additional Rent.

ARTICLE 29

HEAT

29.01 Landlord shall have no duty to provide heat to the Premises.

ARTICLE 30

PEST CONTROL

30.01 Tenant agrees to install such other health and sanitary facilities as may be required by the municipal authorities having jurisdiction either presently or in the future, whether such requirement is imposed upon Landlord or Tenant, and to engage an exterminating service on a monthly basis, or more often if necessary, at its own cost and expense throughout the Term, which service will utilize the best prevailing method for the prevention of any infestation by, and extermination of, rats, mice, insects and other vermin.

30.02. If, in Landlord’s sole judgment, Tenant shall fail to satisfactorily carry out the provisions of this paragraph, Landlord may, but shall not be obligated to, have additional exterminating services performed within the Premises, as and when Landlord deems reasonably necessary to prevent any infestation of rodents or vermin of any kind. Tenant shall allow access to Landlord’s pest control contractors for this purpose and pay Tenant’s Share for said service within ten (10) days after written demand therefor, and such amounts so repayable shall be considered as Additional Rent.

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ARTICLE 31

SECURITY DEPOSIT

31.01 Tenant shall pay $300,000.00 as security under this Lease. Upon execution of this Lease, Tenant shall deposit with Landlord the sum of $300,000.00 as security (the “Security”) for the performance by Tenant of the terms of this Lease. Landlord may use any part of the Security to satisfy any default of Tenant and any expenses arising from such default (beyond applicable notice, cure or grace period), including but not limited to legal fees and any damages or rent deficiency before or after re-entry by Landlord. Tenant shall, within ten (10) days after receipt of written demand, deposit with Landlord the full amount so used, and/or any amount not so deposited by Tenant, in order that Landlord shall have the full Security deposit on hand at all times during the term of this Lease.

31.02 If Tenant shall comply fully with the terms of this Lease, then the Security shall be returned to Tenant after the date fixed as the end of the Lease. In the event of a sale or lease of the Building containing the Premises, Landlord may transfer the Security to the purchaser or tenant, and Landlord shall thereupon be released from all liability for the return of the Security. This provision shall apply to every transfer or assignment of the Security to a new Landlord. Tenant shall have no legal power to assign or encumber the Security herein described.

31.03 The parties agree that $150,000.00 of the Security will be applied as prepayment of Base Rent for the following months and in the amounts noted beside each month: (i) March 2025 Base Rent ($40,000.00); (ii) April 2025 Base Rent ($47,000.00); (iii) May 2026 Base Rent ($47,000.00); and (iv) partial payment of the June 2026 Base Rent ($16,000.00).

31.04 After Tenant receives the afore-described credits for prepaid Base Rent as outlined in Paragraph 31.03 above, effective July 1, 2025 through the duration of this Lease (and any renewal period(s) thereof), the amount remaining in security shall be $150,000.00 and Tenant shall maintain said sum in security.

ARTICLE 32

TAX ESCALATION

32.01 Tenant shall pay to Landlord, as Additional Rent, tax escalation in accordance with this Article:

(a) For the purpose of this Article, the following definitions shall apply:

(i) The term “Tenant’s Share”, for purposes of computing tax escalation, shall mean twenty-nine and a half percent (29.5%).

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(ii) The term the “Building Project” shall mean the aggregate combined parcel of land on a portion of which are the improvements of which the Premises form a part, with all the improvements thereon, said improvements being a part of the block and lot for tax purposes which are applicable to the aforesaid land.

(iii) The “Base Tax Year” shall mean the New York City fiscal tax year commencing on July 1, 2023 through June 30, 2024.

(iv) The term “Comparative Year” shall mean the twelve (12) month period following the Base Tax Year, and each subsequent period of twelve (12) months thereafter.

(v) The term “Real Estate Taxes” shall mean the total of all taxes and special or other assessments levied, assessed or imposed at any time by any governmental authority upon or against the Building Project including, without limitation, any tax or assessment levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from said Building Project to the extent that same shall be in lieu of all or a portion of any of the aforesaid taxes or assessments, or additions or increases thereof, upon or against said Building Project. If, due to a future change in the method of taxation or in the taxing authority, or for any other reason, a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against Landlord in substitution in whole or in part for the Real Estate Taxes, or in lieu of additions to or increases of said Real Estate Taxes, then such franchise, income, transit, profit or other tax or governmental imposition shall be deemed to be included within the definition of “Real Estate Taxes” for the purposes hereof.

(vi) Where more than one assessment is imposed by the City of New York for any tax year, whether denominated an “actual assessment” or a “transitional assessment” or otherwise, then the phrases herein “assessed value” and “assessments” shall mean whichever of the actual, transitional or other assessment is designated by the City of New York as the taxable assessment for that tax year.

32.02 In the event that the Real Estate Taxes payable for any Comparative Year shall exceed the amount of the Real Estate Taxes payable during the Base Tax Year, Tenant shall pay to Landlord, as Additional Rent for such Comparative Year, an amount equal to Tenant’s Share of the excess. Before or after the start of each Comparative Year, Landlord shall furnish to Tenant a statement of the Real Estate Taxes payable during the Comparative Year. If the Real Estate Taxes payable for such Comparative Year exceed the Real Estate Taxes payable during the Base Tax Year, Additional Rent for such Comparative Year, in an amount equal to Tenant’s Share of the excess, shall be due from Tenant to Landlord, and such Additional Rent shall be payable by Tenant to Landlord within forty-five (45) days after receipt of the aforesaid statement. The benefit of any discount for any early payment or prepayment of Real Estate Taxes shall accrue solely to the benefit of Landlord, and such discount shall not be subtracted from the Real Estate Taxes payable for any Comparative Year. In addition to the foregoing, Tenant shall pay to Landlord, on demand, as Additional Rent, a sum equal to Tenant’s Share of any business improvement district assessment payable by the Building Project.

32.03 If, after Tenant shall have made a payment of Additional Rent under Section 32.02, Landlord shall receive a refund of any portion of the Real Estate Taxes payable for any Comparative Year after the Base Tax Year on which such payment of Additional Rent shall have been based, as a result of a reduction of such Real Estate Taxes by final determination of legal proceedings, settlement or otherwise, Landlord shall within sixty (60) days after receiving the refund pay to Tenant Tenant’s Share of the refund less Tenant’s Share of expenses (including attorneys’ and appraisers’ fees) actually incurred by Landlord in connection with any such application or proceeding. In addition to the foregoing, Tenant shall pay to Landlord, as Additional Rent, within ten (10) days after Landlord shall have delivered to Tenant a statement therefor, Tenant’s Share of all expenses incurred by Landlord in reviewing or contesting the validity or amount of any Real Estate Taxes or for the purpose of obtaining reductions in the assessed valuation of the Building Project prior to the billing of Real Estate Taxes, including without limitation, the fees and disbursements of attorneys, third party consultants, experts and others.

32.04 The statements of the Real Estate Taxes to be furnished by Landlord as provided above shall be certified by Landlord and shall constitute a final determination as between Landlord and Tenant of the Real Estate Taxes for the periods represented thereby, unless Tenant within thirty (30) days after they are furnished shall give a written notice to Landlord that it disputes their accuracy or their appropriateness, which notice shall specify the particular respects in which the statement is inaccurate or inappropriate. If Tenant shall so dispute said statement then, pending the resolution of such dispute, Tenant shall pay the Additional Rent to Landlord in accordance with the statement furnished by Landlord. A failure by Landlord to submit to Tenant a statement with respect to a Comparative Year within twelve (12) months following the expiration of said Comparative Year shall constitute a waiver of Landlord’s right to subsequently send a statement with respect to said Comparative Year.

32.05 In no event shall the Fixed Annual Rent under this Lease be reduced by virtue of this Article.

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32.06 Upon the date of any expiration or termination of this Lease (except termination because of Tenant’s default) whether the same be the date hereinabove set forth for the expiration of the Term or any prior or subsequent date, a proportionate share of said Additional Rent for the Comparative Year during which such expiration or termination occurs shall immediately become due and payable by Tenant to Landlord, if it was not theretofore already billed and paid. The said proportionate share shall be based upon the length of time that this Lease shall have been in existence during such Comparative Year. Landlord shall promptly cause statements of said Additional Rent for that Comparative Year to be prepared and furnished to Tenant. Landlord and Tenant shall thereupon make appropriate adjustments of amounts then owing.

32.07 Nothing contained in this Lease shall obligate Landlord to bring any application or proceeding seeking a reduction in Taxes. Tenant, for itself and its immediate and remote subtenants and successors in interest hereunder, hereby waives, to the extent permitted by law, any right Tenant may now or in the future have to protest or contest any Taxes or to bring any application or proceeding seeking a reduction in taxes.

32.08 Except as otherwise provided for herein, Landlord’s and Tenant’s obligations to make the adjustments referred to in this Article above shall survive any expiration or termination of this Lease. Except as otherwise provided for herein, any delay or failure of Landlord in billing any tax escalation hereinabove provided shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such tax escalation hereunder.

ARTICLE 33

LANDLORD’S WORK

33.01 Other than the items provided for on Exhibit E hereto (“Landlord’s Work”), Tenant agrees and understands that the Premises is being delivered in its “As-Is” condition. Landlord shall have no responsibility or duty to perform any work to prepare the Premises for Tenant’s occupancy, and Tenant shall accept the Premises in its present “as is” “where-is” condition. Tenant agrees that no representations respecting the condition of the Premises and that no promises to construct, alter, improve or decorate the Demised Premises have been made by Landlord or its agents or employees.

33.02 Notwithstanding anything herein to the contrary, Landlord shall cure any open violations issued at the Premises which would work to impede Tenant’s ability to secure work permits for Tenant’s Initial Alterations. Landlord shall cure any such open violations at Landlord’s cost and expense.

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ARTICLE 34

ESTOPPEL CERTIFICATE

34.01 At any time, and from time to time, upon written request by Landlord, Tenant hereby agrees to deliver, within ten (10) days after request, a certificate to Landlord or to any present or proposed (a) mortgagee, (b) lessor under a superior lease, or (c) purchaser designated by Landlord, in the form supplied, certifying: (1) that Tenant has accepted the Premises (or, if Tenant has not done so, that Tenant has not accepted the Premises, and specifying the reasons therefor); (2) that this Lease is in full force and effect and has not been modified (or if modified, setting forth all modifications), or, if this Lease is not in full force and effect, the certificate shall so specify the reasons therefor; (3) the Commencement Date, the Expiration Date and the terms of any extension options of Tenant, if any; (4) the date to which the Rent and Additional Rent have been paid under this Lease and the amount thereof then payable; (5) the amount of the Security Deposit and prepaid rent, if any, being held by Landlord; (6) whether there are then any existing defaults by Landlord in the performance of its obligations under this Lease, and, if there are any such defaults, specifying the nature and extent thereof; (7) that no notice has been received by Tenant of any default under this Lease which has not been cured, except as to defaults specified in the certificate; (8) the capacity of the person executing such certificate, and that such person is duly authorized to execute the same on behalf of Tenant; and (9) any other information reasonably requested by Landlord or its present or proposed purchaser, the holder of any mortgage, or lessor under a superior lease.

ARTICLE 35

AIR CONDITIONING EQUIPMENT

35.01 Landlord shall not be required to provide any air conditioning service to Tenant at the Premises. Tenant shall be responsible for providing heat and air conditioning in the Premises, and perform all repairs, maintenance and replacements to the A/C System, as defined below.

35.02 The heating and air conditioning equipment shall include all equipment installed by tenant including without limitation to heat pumps, compressors, fans, air handlers, and electrical and plumbing lines servicing the same (collectively, the “A/C Equipment”) and all other air conditioning systems, equipment and facilities hereafter located in or servicing the Premises (the “Supplemental Systems”) including, without limitation, the ducts, dampers, registers, grilles and appurtenances utilized in connection with both the new A/C Equipment and the Supplemental Systems (collectively hereinafter referred to as the “A/C System”), shall be maintained, repaired, operated, or replaced by Tenant in compliance with all present and future laws and regulations relating thereto at Tenant’s sole cost and expense. Tenant shall pay for all electricity consumed in the operation of the AC System, and Tenant’s proportionate share of the electric current (and/or water, gas and steam) for the production of chilled and/or condenser water and its supply to the Premises, if applicable, which shall become the obligation of Tenant subject to the terms of this Lease. Tenant shall pay for all parts and supplies necessary for the proper operation of the A/C System (and any restoration or replacement by Tenant of all or any part thereof shall be in quality and class at least equal to the original work or installations); provided, however, that Tenant shall not alter, modify, remove or replace the A/C System, or any part thereof, without Landlord’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Tenant shall be responsible for all periodic inspections of the A/C System and/or A/C Equipment and maintain compliance with all statutes, rules and regulations affecting the A/C System and/or A/C Equipment, and shall procure all applicable permits, approvals and/or inspections with all governmental and/or quasi-governmental agencies having jurisdiction over the A/C System and/or A/C Equipment.

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35.03 Without limiting the generality of the foregoing, Tenant shall, at its own cost and expense, (a) cause to be performed all maintenance of the A/C System, including all repairs and replacements thereto, and (b) commencing as of the date upon which Tenant shall complete installation of the A/C System, and thereafter throughout the Term of the Lease, maintain in force and provide a copy of same to Landlord an air conditioning service repair and full service maintenance contract covering the A/C System in form satisfactory to Landlord with an air conditioning contractor or servicing organization approved by Landlord. All such contracts shall provide for the thorough overhauling of the A/C System at least once each year during the Term of this Lease and shall expressly state that (i) it shall be an automatically renewing contract terminable upon not less than thirty (30) days prior written notice to the Landlord (sent by certified mail, return receipt requested) and (ii) the contractor providing such service shall maintain a log at the Premises detailing the service provided during each visit pursuant to such contract. Tenant shall keep such log at the Premises and permit Landlord to review same promptly after Landlord’s request. The A/C System is and shall, once installed in the Premises, become the property of Landlord, and at the expiration or sooner termination of the Lease, Tenant shall surrender to Landlord the A/C System in good working order and condition, subject to normal wear and tear and shall deliver to Landlord a copy of the service log. In the event that Tenant fails to obtain the contract required herein or perform any of the maintenance or repairs required hereunder, Landlord shall have the right, but not the obligation, to procure such contract and/or perform any such work and charge the Tenant as Additional Rent hereunder the cost of same plus an administrative fee equal to fifteen percent (15%) of such cost which shall be paid for by Tenant on demand.

35.04 Notwithstanding anything to the contrary, Tenant shall install its own thermostat in the Premises for which Tenant shall have exclusive control of the A/C Equipment. Tenant understands that the A/C Equipment shall service only the Premises, exclusively, and Tenant shall be permitted to operate the A/C Equipment as and when Tenant desires to use the same, at Tenant’s sole cost and expense.

35.06. Landlord hereby acknowledges that Tenant intends to have the exhaust system from the kitchen in the Premises (the “Exhaust System”) run in the back of the Building, facing the courtyard, up to the roof. Notwithstanding the foregoing, in the event Tenant determines it is necessary to have said system installed in another Building location, subject to Landlord’s prior written consent (which consent shall not to be unreasonably withheld, delayed, or conditioned), Landlord will permit any reasonable and necessary Building penetration (the “Penetration”), at Tenant’s sole cost and expense, provided same is undertaken in accordance with all applicable law. Tenant will use commercially reasonable efforts not to unreasonably interfere with any other Building tenancies during the installation of the Exhaust System and/or the Penetration.

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ARTICLE 36

SHORING

36.01 Tenant shall permit any person authorized to make an excavation on land adjacent to the Building containing the Premises to do any work within the Premises necessary to preserve the wall of the Building from injury or damage, and Tenant shall have no claim against Landlord for damages or abatement of rent by reason thereof.

ARTICLE 37

EFFECT OF CONVEYANCE, ETC.

37.01 If the Building containing the Premises shall be sold, transferred or leased, or the lease thereof transferred or sold, Landlord shall be relieved of all future obligations and liabilities hereunder and the purchaser, transferee or tenant of the Building shall be deemed to have assumed and agreed to perform all such obligations and liabilities of Landlord hereunder. In the event of such sale, transfer or lease, Landlord shall also be relieved of all existing obligations and liabilities hereunder, provided that the purchaser, transferee or tenant of the Building assumes in writing such obligations and liabilities.

ARTICLE 38

RIGHTS OF SUCCESSORS AND ASSIGNS

38.01 This Lease shall bind and inure to the benefit of the heirs, executors, administrators, successors, and, except as otherwise provided herein, the assigns of the parties hereto. If any provision of any Article of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of that Article, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of said Article and of this Lease shall be valid and be enforced to the fullest extent permitted by law.

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ARTICLE 39

CAPTIONS

39.01 The captions herein are inserted only for convenience, and are in no way to be construed as a part of this Lease or as a limitation of the scope of any provision of this Lease.

ARTICLE 40

BROKERS

40.01 Each party (the “Indemnifying Party”) covenants, represents and warrants to the other (the “Indemnified Party”) that the Indemnified Party has had no dealings or negotiations with any broker or agent in connection with the consummation of this Lease other than Okada & Company LLC and The Heller Organization, Inc. (collectively, the “Broker”) and the Indemnifying Party covenants and agrees to defend, hold harmless and indemnify the Indemnified Party from and against any and all cost, expense (including reasonable attorneys’ fees) or liability for any compensation, commissions or charges claimed by any broker or agent with respect to this Lease or the negotiation thereof.

40.02 Landlord agrees to pay the commission in connection with this Lease earned by the Broker pursuant to a separate agreement.

ARTICLE 41

ELECTRICITY

41.01 Landlord represents that there is an electrical meter/submeter dedicated to the Premises which is in working order; Tenant shall maintain this meter/submeter in working order.

41.02 Immediately upon the execution of this Lease, Tenant shall arrange to obtain in its own name electrical energy directly from the public utility company furnishing electrical energy to the Building. Tenant shall arrange to obtain and maintain the service and shall pay all costs associated with the establishment and maintenance of such service, all usage costs thereof and meters therefore.

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41.03 Tenant’s use of electrical energy in the Premises shall never exceed that portion of the capacity allocable to Tenant of (i) the existing feeders to the Building or the electricity available to Tenant through then existing risers or wiring installations to the Premises or (ii) any of the electrical conductors, machinery and equipment in or otherwise serving the Premises (in any event, giving due consideration to the needs of existing and potential tenants using the same risers, wiring installations or other equipment, as well as to Landlord’s electrical needs in connection with the operation of the Building and the provision of emergency services). No additional riser or risers or other equipment to supply Tenant’s electrical requirements shall be installed without Landlord’s prior approval, which may be withheld in Landlord’s sole and absolute discretion. In order to insure that the electrical capacity of the Building’s facilities is not exceeded and to avert possible adverse effect upon the Building’s electrical systems, if any, Tenant shall not, without the prior consent of Landlord, make or perform or permit any alteration to wiring installations or other electrical facilities in or serving the Premises or any additions to the electrical fixtures, business machines or office equipment or appliances (other than typewriters and similar low energy consuming office machines) in the Premises which utilize electrical and/or gas energy. Any additional risers, feeders, or other equipment proper or necessary to supply Tenant’s electrical requirements, upon written request of Tenant, will be installed by Landlord at the sole cost and expense of Tenant, if, in Landlord’s sole judgment, the same will not interfere with Landlord’s present or anticipated future electrical needs with respect to the Building and/or existing or future tenants of the Building or cause permanent damage or injury to the Building or entail excessive or unreasonable alterations or interfere with or disturb other tenants.

41.04 Landlord shall have no liability to Tenant for any loss, damage or expense which Tenant may sustain or incur by reason of any change, failure, inadequacy or defect in the supply or character of the electrical or gas energy furnished to the Premises or if the quantity or character of the electrical or gas energy is no longer available or suitable for Tenant’s requirements except for any actual damage suffered by Tenant by reason of any such failure, inadequacy or defect caused by Landlord’s negligence, and then only after actual notice has been provided in Article 27.

41.05. Landlord, as part of Landlord’s Work, shall deliver the Premises to Tenant with 800 amps of electric service (“Electricity Service”). Delivery of the Premises with Electricity Service shall occur on or prior to the earlier of (i) the Rent Commencement Date or (ii) Tenant’s opening for business at the Premises (“Opening Day”).

41.06. Notwithstanding the terms of this Article 41 to the contrary, if: (i) the interruption in the utilities to the Premises, caused solely by Landlord, is for a period in excess of thirty (30) consecutive days after Tenant notifies Landlord of such cessation (the “Interruption Notice”); and (ii) such cessation is not caused by a fire or other casualty (in which case Paragraph shall control); and (iii) as a result of such cessation, the Premises, or a material portion thereof, is rendered untenantable and Tenant in fact ceases to use the Premises, or material portion thereof, then Tenant, as its sole remedy, shall be entitled to receive an abatement of rent payable hereunder during the period beginning on the thirty-first (31st) consecutive day following Landlord’s receipt of the Interruption Notice and ending on the day when the utility in question has been restored. In the event the entire Premises has not been rendered untenantable by the cessation in utility service, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Premises so rendered untenantable and not used by Tenant. For purposes of this Article 41, the phrase “material portion” shall mean at least seventy percent (70%) of the Premises.

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ARTICLE 42

LEASE SUBMISSION

42.01 Landlord and Tenant agree that this Lease is submitted to Tenant on the understanding that it shall not be considered an offer and shall not bind Landlord in any way unless and until (i) Tenant has duly executed and delivered duplicate originals thereof to Landlord and (ii) Landlord has executed and delivered one of said originals to Tenant.

ARTICLE 43

INSURANCE

43.01. Tenant shall not violate, or permit the violation of, any condition imposed by the standard fire insurance policy then issued for buildings in the Borough of Manhattan, City of New York, and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises which would subject Landlord to any liability or responsibility for personal injury or death or property damage, or which would increase the fire or other casualty insurance rate on the Building or the property therein over the rate which would otherwise then be in effect (unless Tenant pays the resulting premium as hereinafter provided for) or which would result in insurance companies of good standing refusing to insure the building or any of such property in amounts reasonably satisfactory to Landlord.

43.02 Tenant covenants to provide on or before the earlier to occur of (i) the Commencement Date, and (ii) ten (10) days from the date of this Lease, and to keep in force, at Tenant’s own cost, during the term hereof the following insurance coverage which coverage shall be effective from and after such first Commencement Date:

(a) A Commercial General Liability insurance policy naming Landlord and its designees as additional insureds protecting Landlord, its designees against any alleged liability, occasioned by any incident involving injury or death to any person or damage to property of any person or entity, on or about the Building, the Premises, common areas or areas around the Building or premises. Such insurance policy shall include Products and Completed Operations Liability and Contractual Liability covering the liability of the Tenant to the Landlord by virtue of the indemnification agreement in this Lease, covering bodily injury liability, property damage liability, personal injury & advertising liability and fire legal liability, all in connection with the use and occupancy of or the condition of the Premises, the Building or the related common areas, in amounts not less than:

$3,000,000, general aggregate per location

$3,000,000, per occurrence for death, bodily injury or property damage

$3,000,000, personal & advertising injury

$1,000,000, fire legal liability

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Such insurance may be carried under a blanket policy covering the Premises and other locations of Tenant, if any, provided such a policy contains an endorsement (i) naming Landlord and its designees as additional insureds, (ii) specifically referencing the Premises; and (iii) guaranteeing a minimum limit available for the Premises equal to the limits of liability required under this Lease;

(b) “All-risk” insurance, including flood, earthquake and terrorism coverage in an amount adequate to cover the cost of replacement of all personal property, fixtures, furnishings, equipment, improvements, betterments and installations located in the Premises, whether or not installed or paid for by the Landlord.

(c) Plate glass insurance (on a replacement cost basis insuring 100% of value).

(d) Business interruption insurance in an amount equal to not less than one (1) year’s Base Rent.

(e) Terrorism insurance coverage in amounts reasonably required by Landlord.

(f) Liquor liability insurance of no less than $2,000,000; provided that such coverage shall be required only from and after the earliest to occur of: (i) Tenant’s receipt of a liquor license for the Premises, and (ii) any earlier date that liquor is sold within the Premises by or at the request of Tenant or within Tenant’s control.

(g) Such other coverage and in such amounts as Landlord may reasonably require from time to time consistent with what a prudent landlord of similar properties in Manhattan may reasonably require.

43.03 All such policies shall be issued by companies of recognized responsibility permitted to do business within New York State and approved by the Landlord and rated by Best’s Insurance Reports or any successor publication of comparable standing and carrying a rating of A- VIII or better or the then equivalent of such rating, and all such policies shall contain a provision whereby the same cannot be canceled or modified unless Landlord and any additional insured are given at least thirty (30) days prior written notice of such cancellation or modification.

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43.04 Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least fifteen (15) days prior to the expiration of any such policies, Tenant shall deliver to Landlord either duplicate originals of the aforesaid policies, together with evidence of payment for the policy. If Tenant delivers certificates as aforesaid Tenant, upon reasonable prior notice from Landlord, shall make available to Landlord, at the Premises, duplicate originals of such policies from which Landlord may make copies thereof, at Landlord’s cost. Tenant’s failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder, entitling Landlord to exercise any or all of the remedies as provided in this Lease in the event of Tenant’s default. In addition, in the event Tenant fails to provide and keep in force the insurance required by this Lease, at the times and for the durations specified in this Lease, Landlord shall have the right, but not the obligation, at any time and from time to time, and without notice, to procure such insurance and/or pay the premiums for such insurance in which event Tenant shall repay Landlord within five (5) days after demand by Landlord, as Additional Rent, all sums so paid by Landlord and any costs or expenses incurred by Landlord in connection therewith without prejudice to any other rights and remedies of Landlord under this Lease.

43.05 Landlord and Tenant shall each endeavor to secure an appropriate clause in, or an endorsement upon, each “all-risk” insurance policy obtained by it and covering property as stated in 43.02 (b), pursuant to which the respective insurance companies waive subrogation against each other and any other parties, if agreed to in writing prior to any damage or destruction. The waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of each party and its employees and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Premises in accordance with the terms of this Lease.

43.06 Subject to the foregoing provisions of this Article, and insofar as may be permitted by the terms of the insurance policies carried by it, Tenant hereby releases Landlord with respect to any claim (including a claim for negligence) which it might otherwise have against the Landlord for loss, damages or destruction with respect to its property by fire or other casualty (including rental value or business interruption, as the case may be) occurring during the Term of this Lease.

43.07 If, by reason of a failure of Tenant to comply with the provisions of this Lease, the rate of fire insurance with extended coverage on the building or equipment or other property of Landlord shall be higher than it otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of the premiums for fire insurance and extended coverage paid by Landlord because of such failure on the part of Tenant.

43.08. Landlord may, from time to time, require that the amount of the insurance to be provided and maintained by Tenant hereunder be increased so that the amount thereof adequately protects Landlord’s interest, but in no event in excess of the amount that would be required of other tenants in other similar leases in the Borough of Manhattan.

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43.09 A schedule or make up of rates for the building or the Premises, as the case may be, issued by the New York Fire Insurance Rating Organization or other similar body making rates for fire insurance and extended coverage for the premises concerned, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate with extended coverage then applicable to such premises.

43.10 Each policy evidencing the insurance to be carried by Tenant under this Lease shall contain a clause that such policy and the coverage evidenced thereby shall be primary with respect to any policies carried by Landlord, and that any coverage carried by Landlord shall be excess insurance. The limits of such insurance shall not limit the liability of Tenant.

ARTICLE 44

SIGNAGE

44.01 Subject to the Landlord’s prior written approval (which approval shall not be unreasonably withheld, delayed or conditioned), all governing laws, and other limitations and conditions set forth in this Lease, Tenant may install on the exterior of the Premises and shall maintain signs identifying the Tenant’s business all at Tenant’s sole cost and expense.

44.02 Tenant shall submit to Landlord, for Landlord’s prior approval (which shall not be unreasonably withheld, delayed or conditioned) (i) subject to the other terms and conditions of this Lease and (ii) on condition that Tenant has complied, and continues to comply, with all the terms and conditions of this Lease) a sketch with all dimensions of the proposed sign, designating colors and showing the size, manner of illumination and general appearance thereof, together with a statement specifying the manner in which the sign are to be affixed to the Premises, or any portion thereof. Tenant shall not commence work of installing said sign unless and until Landlord shall have approved the same in writing. Tenant shall remove said sign at the expiration of the Term hereof or sooner termination of the Term and shall restore the Premises to the same condition they were in prior to the installation of said sign. Notwithstanding the foregoing, Tenant shall not place or install any sign in or on the Premises other than as set forth above, including but not limited to, any posters, flyers or hand-lettered signs or notices, without Landlord’s prior written consent. A schematic setting forth the proposed signage Tenant intends to install on the exterior wall of the Premises is annexed hereto and made a part hereof as Exhibit “C.”

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44.03 Signs inside the Premises, which are not visible from outside the Premises, shall not require the Landlord’s consent but must comply with all governing laws, be solely intended to promote Tenant’s business and not have any political or religious connotations or refer to race or incite violence.

44.04 In the event that scaffolding is erected along the Building directly in front of the Premises, then, subject to Landlord’s prior written consent, which shall not be unreasonably withheld or delayed, Tenant shall be permitted at its sole cost and expense, to install a sign which states Tenant’s name directly onto the scaffolding, provided that sign and its placement on the scaffolding complies with all safety regulations and applicable laws.

ARTICLE 45

ACCESS

45.01 At any time at Landlord’s sole, but reasonable, discretion, upon at least twenty-four (24) hours prior notice, and together with a representative of Tenant, any Governmental Authority and/or Landlord or its agents or contractors may enter the Premises to access any portion of the basement (whether or not part of the Premises). In the event that Tenant does not grant such access or is not present to grant such access into the Premises or Landlord does not have a key to the Premises to gain entry, and such entry is necessary due to an emergency, Landlord shall be permitted to break the lock(s) of any door(s) or gate(s) to gain entry into the Premises and, Landlord shall not be required to replace any of such locks or doors or gates (but may do so at Tenant’s sole cost and expense, to be refunded to Landlord as Additional Rent immediately upon demand therefore) and shall not be liable therefore or be liable for the loss or theft of any possessions therein upon Landlord doing so.

ARTICLE 46

LIQUOR LICENSE

46.01 This Lease is subject to the ability of Tenant to obtain approval from the Local Community Board and a license from the governmental authorities having jurisdiction (i.e., New York State Liquor Authority [the “SLA”]) for a liquor license at the Premises (the “Liquor License”). Tenant agrees, no later than sixty (60) days after the date of this Lease, to make notification to the local community board and proceed with due diligence to obtain same for the Premises, at its own cost and expense. Specifically, Tenant shall provide to Landlord the following proofs within the first seventy-five (75) days after this Lease is signed: (i) a copy of the advance 30-day notice to Community Board 4; the mailing receipt to the SLA; and (iii) the filing receipt for the a copy SLA-issued liquor license application Tenant shall provide to Owner a copy of the application and keep Owner apprised of the status thereof. In the event that Tenant is unable to obtain the Liquor License for the Premises within two hundred seventy (270) days after this Lease is executed, despite diligently and expeditiously pursuing such license, Tenant shall have the right to terminate this Lease. Landlord shall comply with Tenant’s reasonable requests to execute any documents reasonably required in order to complete its application for the Liquor License, and any consents or approvals required from Landlord shall not be unreasonably withheld, conditioned or delayed by Landlord.

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46.02 In the event that Tenant or Landlord exercises its termination right under this Article within the first two hundred seventy (270) days after this Lease is signed, Tenant shall (i) forfeit half of the Security (as defined in Article 31 hereof) and (ii) Landlord’s attorneys’ fees shall be paid to the Landlord by Tenant, but in no event more than $10,000.00. The Premises shall be surrendered upon exercise of the termination right under this Paragraph, and all improvements installed and Alterations [as said term is defined under Article 8] performed at the Premises shall, at the option of Landlord, either be forfeited by Tenant and the same shall remain after Tenant’s surrender or Tenant shall remove any improvements performed by Tenant at the Premises during said time period. In the event that Tenant’s Alterations cause any structural damage to the Building, Landlord shall have the right to repair said damage at Tenant’s sole cost and expense; the costs thereof to constitute Additional Rent due under this Lease. Tenant shall pay Rent which shall commence after the 10-month free rent period referred to in Paragraph 3.02 below expires. In the event that Tenant does not exercise its termination right under this Paragraph and the Liquor License application is still pending after the Rent Abatement Period lapses, Tenant shall nonetheless be obligated to pay Rent.

ARTICLE 47

COMPLIANCE WITH LAW

47.01 If, at any time during the Term hereof, Landlord expends any sums for alterations or improvements to the Building which are required to be made pursuant to any law, ordinance or governmental regulation, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Share of such cost within ten (10) days after demand therefor; provided, however, that if the cost of such alteration or improvement is one which is required to be amortized over a period of time pursuant to applicable governmental regulations, Tenant shall pay to Landlord, as Additional Rent, during each year in which occurs any part of the Term, Tenant’s Share of the cost thereof amortized on a straight line basis over an appropriate period, but not more than ten (10) years. Notwithstanding anything to the contrary contained herein, in the event that the requirement for the performance of any such alteration or improvement is attributable to the actions, installations, use or manner of use of the Premises by Tenant, then in such event Tenant shall be responsible to pay the entire cost imposed by Landlord with respect to such alteration or improvement.

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47.02. Notwithstanding the terms of paragraph 47.01 to the contrary, in the event Landlord is required to erect scaffolding and/or sidewalk bridges and/or other required safety installation (collectively, the “Scaffolding Work”) in connection with Building work required to be undertaken pursuant to any applicable law, including, without limit, Local Law 11, and/or in connection with any façade or Building work voluntarily undertaken by Landlord in its sole discretion, all of such costs shall be borne exclusively by Landlord and shall in no event be shared by Tenant as Additional Rent. In the event Scaffolding Work is necessary as a result of Tenant’s negligent or willful misconduct, or in connection with work requested by Tenant of Landlord to be undertaken following the commencement hereof (other than Landlord’s Work, as applicable), then Tenant shall be responsible for Tenant’s Share of such costs as Additional Rent hereunder.

47.03. 40. Landlord agrees, however, that to the extent reasonably practicable and within its control, (i) such Scaffolding Work shall not materially obstruct the entrance to and exit from, the Premises and (ii) Landlord shall diligently seek to minimize the duration of the presence of the Scaffolding Work and shall promptly remove the Scaffolding Work upon completion of the work for which the Scaffolding Work is installed. Subject to emergency, Tenant shall be provided reasonable prior written notice (no later than the day following the date permit applications therefor have been submitted) but in all events (other than due to an emergency) no less than fifteen (15) days, of the installation of such Scaffolding Work. At Landlord’s expense, Tenant shall be permitted to place signage on the Scaffolding Work as directed by Landlord and in accordance with Landlord’s design and specifications. Landlord and Tenant shall each cooperate with the other as necessary with respect to applications (including, without limitation, signing such applications as necessary) to governmental entities associated with Scaffolding Work signage.

ARTICLE 48

MISCELLANEOUS

48.01 This Lease represents the entire understanding between the parties with regard to the matters addressed herein and may only be modified by written agreement executed by all parties hereto. All prior understandings or representations between the parties hereto, oral or written, with regard to the matters addressed herein are hereby merged herein. Tenant acknowledges that neither Landlord nor any representative or agent of Landlord has made any representation or warranty, express or implied, as to the physical condition, state of repair, layout, footage or use of the Premises or any matter or thing affecting or relating to Premises except as specifically set forth in this Lease. Tenant has not been induced by and has not relied upon any statement, representation or agreement, whether express or implied, not specifically set forth in this Lease. Landlord shall not be liable or bound in any manner by any oral or written statement, broker’s “set-up”, representation, agreement or information pertaining to the Premises, the Building or this Agreement furnished by any real estate broker, agent, servant, employee or other person, unless specifically set forth herein, and no rights are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this agreement to be drafted.

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48.02 In any action or proceeding between the parties hereto concerning this Lease or any other matter, Landlord shall be entitled to recover its attorneys’ fees, court costs and the fees and disbursements of its attorneys in such action or proceeding (whether at the administrative, trial or appellate levels) in such amount as the court or administrative body may judge reasonable. Landlord shall also be entitled to recover its reasonable attorneys’ fees and disbursements incurred in connection with a Tenant default hereunder which relates to, but does not result in, the commencement of any action or proceeding.

48.03 All remedies of the Landlord provided herein are cumulative and in addition to any other remedies provided for by law, and may, to the extent permitted by law, be exercised concurrently or separately. The exercise of any one remedy shall not preclude the exercise of any other remedy. No failure on the part of the Landlord to exercise and no delay in exercising any right or remedy shall operate as a waiver thereof or modify the terms of this Lease or riders. In the event any one or more of the provisions, terms, covenants, or conditions of the Lease or this Rider is at any time held to be invalid and ineffective or unenforceable, the remaining provisions, terms, covenants and conditions of same shall nevertheless remain valid effective and enforceable.

48.04 Tenant hereby expressly waives (to the extent legally permissible), for itself and all persons claiming by, through or tender it, any right of redemption or for the restoration of the operation of this Lease under any present or future law in case Tenant shall be dispossessed for any cause, or in case Landlord shall obtain possession of the Premises as herein provided.

48.05 Landlord does not assume any responsibility for the security of persons or property in, upon or about the Premises or the Building and Tenant expressly waives any such claims against Landlord.

48.06 Except as may otherwise be provided for herein, Tenant’s liability for, and obligation to pay, rent and Additional Rent and other charges due under this Lease shall survive the expiration or earlier termination of this Lease.

48.07 Tenant may use the Premises for commercial purposes only and during such hours which are in compliance with applicable laws and does not disturb residents of the Building or the neighborhood, provide, however, the use as the Permitted Use hereunder shall be permitted, and the hours of operation provided for herein are deemed approved by Landlord.

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48.08 Tenant shall not use, occupy, suffer or permit the Premises, or any part thereof, to be used in any manner, or suffer or permit anything to be brought into or kept therein, which would, in Landlord’s reasonable judgment: (a) violate any of the provisions of any recorded mortgage to which this Lease is subject; (b) violate any legal requirement or insurance requirement of Landlord; (c) make void or voidable any insurance policy then in force with respect to the Premises, and/or the Building; (d) cause or be likely to cause, injury or damage to the Building; (e) constitute a public or private nuisance (provided, however, Landlord herby acknowledges and confirms that from time to time, guests and/or invitees of Tenant may congregate outside of the Premises and/or be waiting in line outside of the Premises to gain entry into the Premises; (f) violate any certificate of occupancy which may now be issued or hereinafter be obtained for the Premises and/or the Building; (g) emit objectionable noise which can be detected outside the Premises, provided, however, Landlord hereby acknowledges that the Permitted Use shall not be deemed to be objectionable; (h) impair or interfere with the effectiveness or accessibility of the Building equipment or any Building service; (i) impair or interfere with the use of any area of the Building, or occasion annoyance or inconvenience to Landlord or any tenant of the Building, provided, however, Landlord, hereby acknowledges that the Permitted Use shall not be deemed a violation of the terms of this subparagraph (i); and (j) interfere with access to the Building, or the Premises by fire prevention personnel and/or equipment. Notwithstanding Tenant’s Permitted Use, Tenant agrees and understands that it shall at all times operate its business operations in compliance with the NYC Noise Code and any applicable laws related to the emission of noises from commercial business in the City of New York.

48.09 Among other things, Tenant shall comply with all legal requirements regarding hazardous substances, including, without limitation, all pollutants, dangerous substances, toxic substances, hazardous wastes and hazardous substances (collectively “Hazardous Substances”) as defined or set forth in or pursuant to or covered by the Resource Conservation and Recovery Act (42 Section 9601, et seq.) (“RCRA”), as amended, the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. Section 6901, et seq.) (“CERCLA”), as amended or any other federal, state or local environmental law, ordinance, rule or regulation, which are used stored manufactured or discharged from, in, at or about the Premises or otherwise are related to or result from the operations of Tenant at the Premises or any part thereof (a ‘Toxic Waste Condition”).

(i) If a Toxic Waste Condition is discovered at the Premises at any time and the remedying thereof is required by applicable law, as reasonably determined by the Landlord, the Tenant shall, at its sole cost and expense, diligently remedy such Toxic Waste Condition in full to the Landlord’s reasonable satisfaction within such time period as shall be required by applicable law. The Tenant shall be and remain liable for the (a) removal of all Toxic Waste Conditions if such removal is required by the provisions of applicable law, as reasonably determined by the Landlord, (b) the payment of all costs and expenses associated with remedying such Toxic Waste Conditions and (c) complying with all laws, rules and regulations relating to the presence of Toxic Waste Conditions.

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(ii) In addition, the Tenant shall indemnify and hold the Landlord harmless from and against any and all liability, cost and expenses, including without limitation, reasonable attorney’s fees and disbursements, arising out of caused by or resulting front the alleged presences of a Toxic Waste Condition, including, without limitation, any personal injury claims; the foregoing provisions shall survive the expiration or sooner termination of this lease.

(iii) The Tenant shall indemnify and hold the Landlord harmless from and against any and all claims, actions, lawsuits, administrative proceedings judgments, awards, finds, cost, expenses, and all other liability, (including without limitation, reasonable attorneys’, engineers’ experts’ and consulting fees) disbursements, arising out of, caused by or resulting from the alleged presence of a Toxic Waste Condition, including, without limitation, any personal injury claims and clean-up.

(iv) Notwithstanding the foregoing, Tenant shall not be obligated to remedy any Toxic Waste Condition at the Premises which is shown conclusively to have been caused by other persons prior to commencement of this Lease.

(v) The obligations of the Tenant shall remain unaffected and continue in full force and effect irrespective of and notwithstanding any action or failure to act or delay on the part of the Landlord to enforce any rights or remedies against Tenant. No amendment or modification of the Lease, including any extension of the term or change in the rent, shall act to release Tenant from any of its obligations under this Section 48 or to modify any obligations.

(vi) The obligations referred to in this Article 48 (collectively, the “Toxic Waste Obligations”) shall survive the termination of this Lease, whether by expiration of the lease term or earlier termination pursuant to its terms.

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ARTICLE 49

OPTION TO RENEW

49.01 If (a) Tenant fully, timely and completely complies with and performs all of the terms, covenants, conditions and agreements in its part to be performed, observed and complied with under this Lease; (b) if no event of default has occurred which Tenant has not previously cured within the grace, notice or cure period (if any) provided for herein; and (c) if Tenant is not in default under this Lease (beyond any applicable notice, cure or grace period) and this Lease is in full force and effect at the time of the exercise of such option and as of the Renewal Term Commencement Date (as herein defined), then Tenant shall have one (1) option to extend the term of this Lease, such option shall be for a period of five (5) years. In the event that Tenant exercises its option to extend the term of this Lease for five (5) years (the “Renewal Term”) beginning March 1, 2039 (the “Renewal Term Commencement Date”) and ending February 29, 2044 (the “Renewal Term Expiration Date”) which shall be exercisable exclusively as set forth below. Any termination, cancellation or surrender of the entire interests of the Tenant under this lease at any time during the Term hereof shall terminate any right of renewal of Tenant hereunder.

49.02 Tenant shall exercise its option to renew described herein by giving Landlord written notice of such election not later than (i) ninety (90) days prior to the Term Expiration Date, time being of the essence with respect to Tenant’s delivery of such notice to renew. Upon the giving of such notice this Lease shall thereupon be deemed renewed for the Renewal Term with the same force and effect as if the Renewal Term had originally been included in the term of this Lease. Landlord shall provide notice to Tenant in writing at least one hundred twenty (120) days before the Expiration Date of the upcoming expiration of the Term. In the event that Tenant fails to timely exercise its option to renew this Lease, Tenant shall forfeit its right to renew this Lease.

49.03 All of the terms, covenants and conditions of this Lease shall continue in full force and effect during the Renewal Term, except that the fixed minimum rent for the first year of the Renewal Term shall be calculated at 95% of the Fair Market Value rent for the Premises.

49.04 The term “Fair Market Value” or “FMV” shall mean the annual fair market rental value of the Premises in its condition on the Appraisal Date. The term “Appraisal Date” shall mean the Renewal Term Commencement Date. Landlord and Tenant shall seek to agree as to the amount of the FMV until such date (the “Arbitration Date”) which is one hundred (100) days prior to the Renewal Term Commencement Date. If Landlord and Tenant shall not mutually agree as to the FMV by the Arbitration Date, the FMV shall be determined by arbitration as hereinafter provided in paragraph 49.05 below.

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49.05 Pursuant to such arbitration, Landlord and Tenant each shall, no later than the date which is thirty (30) days following the Arbitration Date, select a Real Estate Appraiser, as hereinafter defined. If either party shall fail to so appoint a Real Estate Appraiser, then the appointment of the second Real Estate Appraiser shall be made by the American Arbitration Association in New York County, or any successor thereto (“AAA”), in the same manner as hereinafter provided for the appointment of a third Real Estate Appraiser in a case where two Real Estate Appraisers appointed hereunder by the parties are unable to agree as to the FMV. In the event that the Real Estate Appraisers selected by Landlord and Tenant agree as to the FMV, said determination shall be binding on Landlord and Tenant. In making their determinations, the Real Estate Appraiser(s) selected by Landlord and Tenant shall consider all relevant factors and shall follow the directions set forth in this Article. In the event that the Real Estate Appraisers selected by Landlord and Tenant cannot agree as to the FMV on or before the day that is forty five (45) days following the Arbitration Date, then said Real Estate Appraisers shall jointly select a third Real Estate Appraiser, provided that if they cannot agree on the third Real Estate Appraiser on or before the day that is sixty (60) days following the Arbitration Date, then said third Real Estate Appraiser shall be selected in accordance with the rules prescribed by AAA, and Landlord and Tenant shall each submit their “last and best” proposed FMV to said third Real Estate Appraiser within ten (10) days of the appointment of the third Real Estate Appraiser (it being understood that the “last and best” proposed FMV submitted to the third Real Estate Appraiser by the parties (1) may differ from any FMV previously proposed by the parties at any time prior to their submission to the third Real Estate Appraiser, and (2) may be submitted by either Landlord or Tenant or their respective Real Estate Appraisers). Landlord and Tenant shall each have the right to appear and be represented by counsel before the third Real Estate Appraiser for up to one (1) day of testimony on each side and shall have the right to submit such data and memoranda in support of their respective positions with respect to the proposed FMV as may be reasonably necessary or appropriate in the circumstances. The FMV shall then be determined by the third Real Estate Appraiser no later than one (1) day that is one hundred twenty (120) days following the Arbitration Date and said determination shall be binding on Landlord and Tenant. The third Real Estate Appraiser shall be required to select either the “last and best” FMV proposed by Landlord or the “last and best” FMV proposed by Tenant as the FMV for purposes of this Article.

49.06 The term “Real Estate Appraiser” shall mean a fit and impartial person having not less than fifteen (15) years’ experience as an appraiser of leasehold estates relating to first class Manhattan ground floor retail space in the vicinity of the Building. The arbitration shall be conducted in accordance with the provision of this subparagraph and, to the extent not inconsistent herewith, in accordance with the prevailing rules of the AAA. The final determination of the Real Estate Appraiser(s) shall be in writing and shall be binding and conclusive upon the parties, each of which shall receive counterpart copies thereof. In rendering such decision the Real Estate Appraiser(s) shall not add to, subtract from or otherwise modify the provisions of this Lease. Landlord and Tenant shall each pay the fees of their respective Real Estate Appraisers. The fees of the third Real Estate Appraiser, if any, shall be divided evenly between Landlord and Tenant. Any dispute as to the FMV shall not affect as to the FM shall not affect the validity of Tenant’s exercise of its renewal right nor grant Tenant the right to rescind or revoke such exercise under any circumstances. The following directions shall be given to the Real Estate Appraiser(s) in making their determination of the FMV: (1) the Real Estate Appraiser(s) shall take into account the “highest and best use” of the Premises in determining the FMV, which “highest and best use” shall, subject to the provisions of this Lease, be based upon the use of the Premises for restaurant purpose and said FMV shall apply for the duration for the First Renewal Term.

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49.07 If by the commencement of the Renewal Term, the Fixed Rent pursuant to this Article shall not have been determined by the Real Estate Appraiser(s), Tenant shall pay Fixed Rent hereunder until such determination is made at a rate to be determined by the Landlord as the appropriate Fixed Rent for the Premises for such period, subject to adjustment upon determination of such Fixed Rent whether by appraisal by the Real Estate Appraiser(s) as hereinabove provided or by agreement by Landlord and Tenant. Upon such determination, Tenant shall promptly pay to Landlord any underpayment of Fixed Rent and, in the event of any overpayment of Fixed Rent during such period, Landlord shall credit the amount of such overpayment of Fixed Rent against the payments of Fixed Rent next coming due until such time as the overpayment has been fully credited by Tenant. Nothing in this Article shall affect Tenant’s obligations to pay Additional Rent under this Lease.

ARTICLE 50

RULES AND REGULATIONS

MADE A PART OF THIS LEASE

1. No animals, birds, bicycles or vehicles shall be brought into or kept in the Premises. The Premises shall not be used for manufacturing or commercial repairing or for sale or display of merchandise or as a lodging place, or for any immoral or illegal purpose, nor shall the Premises be used for a public stenographer or typist; check cashing business; barber shop; telephone, secretarial or messenger service; employment, travel or tourist agency; school or classroom; commercial document reproduction; or for any business other than specifically provided for in the Tenant’s lease. Subject to the Permitted Use, Tenant shall not cause or permit in the Premises any disturbing noises which may interfere with occupants of this or neighboring Buildings, any cooking or objectionable odors, or any nuisance of any kind, or any inflammable or explosive fluid, chemical or substance. Canvassing, soliciting and peddling in the Building are prohibited, and each tenant shall cooperate so as to prevent the same.

2. The toilet rooms and other water apparatus shall not be used for any purposes other than those for which they were constructed, and no sweepings, rags, ink, chemicals or other unsuitable substances shall be thrown therein. Tenant shall not place anything out of doors, windows or skylights, or into hallways, stairways or elevators, nor place food or objects on outside window sills. Tenant shall not obstruct or cover the halls, stairways and elevators, or use them for any purpose other than ingress and egress to or from Tenant’s Premises, nor shall skylights, windows, doors and transoms that reflect or admit light into the Building be covered or obstructed in any way. All drapes and blinds installed by Tenant on any exterior window of the Premises shall conform in style and color to the Building standard.

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3. Tenant shall not place a load upon any floor of the Premises in excess of the load per square foot which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes, file cabinets and filing equipment in the Premises. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant’s expense, only with Landlord’s consent and in settings approved by Landlord to control weight, vibration, noise and annoyance. Smoking or carrying lighted cigars, pipes or cigarettes in the elevators of the Building is prohibited.

4. Tenant shall not move any heavy or bulky materials into or out of the Building or make or receive large deliveries of goods, furnishings, equipment or other items without Landlord’s prior written consent, and then only during such hours and in such manner as Landlord shall approve and in accordance with Landlord’s rules and regulations pertaining thereto. If any material or equipment requires special handling, Tenant shall employ only persons holding a Master Rigger’s License to do such work, and all such work shall comply with all legal requirements. Landlord reserves the right to inspect all freight to be brought into the Building, and to exclude any freight which violates any rule, regulation or other provision of this Lease. Notwithstanding the foregoing, Landlord consents to the delivery of food, beverages, plates, cups, utensils, and similar items necessary for the conduct of the Permitted Use, and hereby acknowledges, and consents to the installation of the Kitchen Equipment and the Audio Equipment.

5. No sign, advertisement, notice or thing shall be inscribed, painted or affixed on any part of the Building, without the prior written consent of Landlord. Landlord may remove anything installed in violation of this provision, and Tenant shall pay the cost of such removal and any restoration costs. Interior signs on doors and directories shall be inscribed or affixed by Landlord at Tenant’s expense. Landlord shall control the color, size, style and location of all signs, advertisements and notices. No advertising of any kind by Tenant shall refer to the Building, unless first approved in writing by Landlord.

6. No article shall be fastened to, or holes drilled or nails or screws driven into, the ceilings, walls, doors or other portions of the Premises, nor shall any part of the Premises be painted, papered or otherwise covered, or in any way marked or broken, without the prior written consent of Landlord.

7. No existing locks shall be changed, nor shall any additional locks or bolts of any kind be placed upon any door or window by Tenant, without the prior written consent of Landlord. Two (2) sets of keys to all exterior and interior locks shall be furnished to Landlord. At the termination of this Lease, Tenant shall deliver to Landlord all keys for any portion of the Premises or Building. Before leaving the Premises at any time, Tenant shall close all windows and close and lock all doors.

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8. Any necessary exterminating work in the Premises shall be done at Tenant’s expense, at such times, in such manner and by such company as Landlord shall require. Landlord reserves the right to exclude from the Building, from 6:00 p.m. to 8:00 a.m., and at all hours on Sunday and legal holidays, all persons who do not present a pass to the Building signed by Landlord. Landlord will furnish passes to all persons reasonably designated by Tenant. Tenant shall be responsible for the acts of all persons to whom passes are issued at Tenant’s request.

9. Whenever Tenant shall submit to Landlord any plan, agreement or other document for Landlord’s consent or approval, Tenant agrees to pay Landlord as Additional Rent, on demand, an administrative fee equal to the sum of the reasonable fees of any architect, engineer and/or attorney employed by Landlord to review said plan, agreement or document and Landlord’s administrative costs for same, but in any event no more than $3,000.00 per occurrence.

10. The use in the Premises of auxiliary heating devices, such as portable electric heaters, heat lamps or other devices whose principal function at the time of operation is to produce space heating, is prohibited.

11. Tenant shall keep all doors from the hallway to the Premises closed at all times except for use during ingress to and egress from the Premises. Tenant acknowledges that a violation of the terms of this paragraph may also constitute a violation of codes, rules or regulations of governmental authorities having or asserting jurisdiction over the Premises, and Tenant agrees to indemnify Landlord from any fines, penalties, claims, action or increase in fire insurance rates which might result from Tenant’s violation of the terms of this paragraph.

12. In case of any conflict or inconsistency between any provisions of this Lease and any of the rules and regulations as originally or as hereafter adopted, the provisions of this Lease shall control.

ARTICLE 51

TENANT IMPROVEMENT ALLOWANCE

51.01 On condition that Tenant is in material compliance with all of its monetary and non-monetary material obligations of this Lease, Tenant shall be permitted to receive an allowance of $700,000.00 (the “Tenant Improvement Allowance”) for Tenant’s performance of the Initial Alterations (the period of time Tenant is undertaking same, hereinafter, the “Construction Period”). As a condition to Tenant receiving the Tenant Improvement Allowance, Tenant shall provide sign-offs on all of the permits issued by any governmental agencies having jurisdiction over Tenant’s Initial Alterations and proof of full payment to Tenant’s contractors for the Initial Alterations (including releases and final waivers of liens), before Landlord issues payment of the Tenant Improvement Allowance.

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51.02 On condition that Tenant (i) completes its construction for the Initial Alterations as provided below, the Tenant Improvement Allowance shall be paid by Landlord to Tenant as follows:

a. up to $350,00.00 to be paid, from time to time but not sooner than the date tenant receives liquor license or two hundred seventy (270) days after the date of this Lease and assuming tenant has not otherwise terminated the lease as provided herein, during the Construction Period, but in any event no sooner than such time as the Initial Alterations being at least fifty percent (50%) completed, upon presentment by Tenant to Landlord of (i) sign-offs of all necessary permits from applicable Governmental Authorities with respect to the then completed Initial Alterations and (ii) lien waivers from each contractor and/or subcontractor who provided labor and materials for the completion of the then applicable Initial Alterations (i.e., electrical, plumbing, HVAC and such other trades). Tenant agrees and understands that in order to receive the initial release of $350,000 in Tenant Improvement Allowance, Tenant shall provide proof that (i) the plumbing roughing was completed, (ii) the electrical work is completed; (iii) Tenant passed all roughing and special inspections by the DOB for its plumbing work; (iv) the kitchen is substantially completed (provided, however, installation of the Kitchen Equipment shall not be required as a condition of substantial completion), (v) all sheetrock is installed at the Premises; and (vi) Tenant’s A/C System is installed; and

b. $350,000 shall be paid following the thirteenth (13th) month after the initial payment referenced in Par. 51.02(a) is made by Landlord upon presentment by Tenant of (i) final waivers of liens from all contractors hired by Tenant to perform the Initial Alterations, (ii) sign-offs and/or Letter(s) of Completion for all permits issued in connection with the Initial Alterations.

It is expressly agreed and understood that Tenant shall not receive any portion of the Tenant Improvement Allowance, in the event that Tenant exercises any of its rights to terminate this Lease under Article 26 and/or Article 46 hereof.

ARTICLE 52

FOOD AND BEVERAGE CREDIT TO LANDLORD

52.01 In addition to Rent, Landlord shall be entitled to receive a food and beverages credit (“Food Credit”) in the sum of One Thousand dollars ($1,000.00) per month. The Food Credit can only be used by the Landlord (its members and officers). The Food Credit shall be based upon the full menu price of all food and any applicable normally charged by the Tenant, and may not be applied to liquor or alcoholic items.

[Intentionally left Blank – Signature Page to Follow]

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IN WITNESS WHEREOF, the said Landlord, and the Tenant have duly executed this Lease as of the day and year first above written.

Landlord:
OAC 111 FLATIRON, LLC & OAC ADELPHI, LLC

By:	/s/ Christopher N. Okada
Name:	Christopher N. Okada
Title:	Authorized Signatory

MICS NOMAD LLC

By:	/s/ Gary Atkinson
Name:	Gary Atkinson
Title:	Authorized Signatory

STATE OF NEW YORK	)
)ss.:
COUNTY OF ___________	)

On the ____ day of July, 2023 before me, the undersigned, personally appeared Francis Leung, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

_____________________
Notary Public

STATE OF NEW YORK	)
)ss.:
COUNTY OF ___________	)

On the ____ day of July, 2023 before me, the undersigned, personally appeared ______________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

_____________________
Notary Public

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Exhibit A

Description of Premises - Floor Plan

EXHIBIT B

MONTHLY FIXED ANNUAL RENT SCHEDULE

Exhibit C

Tenant’s Proposed Signage

Exhibit D

Tenant’s Alterations

Re:	111 West 24th St, NYC
Scope of Work:	Development – Project – Tenant Work General Description
SBNY#:	23.00001

Tenant Work General Description

Scope	Description
FDNY	Fire Alarm: Installation stand along Fire Alarm System for the 1st and basement level. Works includes, installation of the strobe lights, smoke, detectors, recall system, etc. as required by the Department of Buildings and Fire Code. All applicable permits and inspections will be obtained / perform according to city rules and regulations.
PA

Public Assembly: Public Assembly filing to accommodate an eating and drinking establishment and have a permit to be able to accommodate and host more than 75 people at once. On both levels (Basement and 1st floor) as required by the Department of Buildings and Fire Code. All applicable permits and inspections will be obtained / perform according to city rules and regulations.

Floor - 1st, 2nd

OT

General Construction: Modification of the existing space, to build multiple VIP rooms, ADA Toilets, open area, bar, stage, reception area, Seating area, small kitchen dumbwaiter lift, new finishes, flooring, paint etc. as required by Design and the Department of Buildings Code. All applicable permits and inspections will be obtained / perform according to city rules and regulations.

Floor - 1st, 2nd

MH

Mechanical System (HVAC) New HVAC and exhaust system installation, to accommodate the ventilation, cool and hot air and kitchen ventilation for the new proposed space. for the on both levels (Basement and 1st floor) new AC Units, new Exhaust System, duct work throughout the space as required by the Department of Buildings Code. All applicable permits and inspections will be obtained / perform according to city rules and regulations.

Floor - 1st, 2nd

PL

Plumbing: General Modification of the Existing plumbing system on both levels (Basement and 1st floor) reconstruct and modify the existing restrooms, provide the necessary piping and sanitary lines for new proposed bar, VIP rooms, New proposed Kitchen, accommodate the gas pipe for the future gas use, kitchen / bar equipment. All applicable permits and inspections will be obtained / perform according to city rules and regulations.

Floor - 1st, 2nd

SP

Sprinkler: General Modification of the Existing Sprinkler system on both levels (Basement and 1st floor) approximately 40 sprinkler heads will be replaced and modified and required by Department of Buildings Code. All applicable permits and inspections will be obtained / perform according to city rules and regulations.

Floor - 1st, 2nd

ST	Structural: General Structural work will take place in the basement area, excavation in the existing footing approximately 3 feet down to level the floor with other part of the space. (600sft) additionally, the existing brick wall will be demo and re built 10 feet across the existing wall. This will give a bigger opening to the main room – VIP area. All applicable permits and inspections will be obtained / perform according to city rules and regulations. Additional before work cn begin there will be a testing and evolution conducted to make sure the proposed work can be performed to avoid any an safe condition.
FS	Fire Suppression System: Installation of fire suppression system for the purpose of the new proposed kitchen that will be installed in the basement area. All applicable permits and inspections will be obtained / perform according to city rules and regulations.
Sign	Signed: Installation of a new proposed signed on the existing Façade. All applicable permits and inspections will be obtained / perform according to city rules and regulations.
Electrical	Electrical: General Electrical Modification will take place, Installation on the new outlets, switches, lights, Security system, Intercom system, run the new electrical wire throughout, and were needed as per plans, and installation / replacement of existing sub electrical panel, to make sure it can accommodate required load of power. Internet Wiring, etc. All applicable permits and inspections will be obtained / perform according to city rules and regulations.

Exhibit E

Landlord’s Work